UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
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January 23, 2013

Dear Member:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC, which will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa on Monday, March 4, 2013, commencing at 6:30 p.m.

The following documents are being made available to the members on Lincolnway Energy's website in connection with the annual meeting:

1.	Notice of Internet Availability of Proxy Materials

2.	Notice of Annual Meeting of Members

3.	This letter

4.	Proxy Statement

5.	2012 Annual Report

6.	Ballot

The Notice of Internet Availability of Proxy Materials and the Notice of Annual Meeting of Members were mailed to the members on or around January 23, 2013, in accordance with the rules of the Securities and Exchange Commission. The Ballot, along with a return envelope for the Ballot and another copy of the Notice of Internet Availability of Proxy Materials, will also be mailed to the members on or around February 4, 2013, as permitted by the rules of the Securities and Exchange Commission.

There are five proposals on the Ballot for the meeting.

One proposal on the Ballot is the ratification of the selection of McGladrey LLP as Lincolnway Energy, LLC's auditor for the fiscal year ending September 30, 2013.

Another proposal on the Ballot is to increase the number of directors from nine to ten. This proposal is being made because the directors believe it would be beneficial to Lincolnway Energy to add a director who has science and chemistry background and experience, and because the directors have identified a person who has significant experience and background in those areas in Dr. Gregory Geoffroy. Dr. Geoffroy has worked as a consultant with Lincolnway Energy since March 1, 2012, but the directors believe it would be beneficial to have Dr. Geoffroy become a director because there will be an ongoing need for that type of experience for Lincolnway Energy and with respect to the ethanol and biofuels industry in general. The directors also believe from their experience with Dr. Geoffroy as a consultant that he would otherwise contribute and work well as a director.

The longer term objective of the directors with respect to the proposed additional director position would be to continue to fill the position with a person who has science and chemistry experience and background or other skill sets, experience and background that is helpful to Lincolnway Energy, while also maintaining the skill sets and experience and backgrounds that are provided by the persons currently serving as directors.

Another proposal on the Ballot is the election of directors. If the proposal to increase the number of directors is approved, four directors will need to be elected at the annual meeting. In that case, the Directors recommend Jim Hill, Kurt Olson, Richard Johnson and Gregory Geoffroy. If that proposal is not approved, three directors will need to be elected. In that case, the Directors recommend Jim Hill, Richard Johnson and Kurt Olson, and the Directors contemplate continuing to retain Gregory Geoffroy as a consultant. In either case, there are five candidates for those director positions. The other nominee for election as a director is F. Warren Pitcher. Warren was nominated pursuant to the member nomination process in the Second Amended and Restated Operating Agreement.

The two other proposals on the Ballot are proposals to amend the Second Amended and Restated Operating Agreement of Lincolnway Energy (the "Operating Agreement").

One of those proposals is to amend Section 4.16(f) of the Operating Agreement to increase the number of units of Lincolnway Energy that can be issued without the vote of the members from 45,608 to 90,000.

Lincolnway Energy currently has 42,049 outstanding units, so under the existing Section 4.16(f), Lincolnway Energy can issue an additional 3,559 units without the approval of the members. If Section 4.16(f) is amended as proposed, Lincolnway Energy would be able to issue an additional 47,951 units without member approval.

The other proposal regarding the Operating Agreement is to delete Section 4.16(g). Section 4.16(g) provides that Lincolnway Energy cannot issue any units for a consideration or value of less than $500 per unit. If this proposal is adopted, Section 4.16 of the Operating Agreement will also be amended to reletter the remaining subparagraphs in Section 4.16 and to revise the internal references to subparagraphs within Section 4.16 accordingly, and all references to Section 4.16(g) in all other sections of the Operating Agreement will be deleted.

The Directors are recommending the amendment to Section 4.16(f) because the Directors believe that it would be prudent for Lincolnway Energy to have the flexibility to issue additional units given the difficult economic circumstances experienced by Lincolnway Energy and the ethanol industry in general during most of 2012 and that may continue into and through 2013. The issuance and sale of additional units would be one means of raising additional funds for Lincolnway Energy should that become necessary or advisable. The increase would also allow flexibility to consider the issuance of units in connection with any joint ventures or other business relationships that might be considered by Lincolnway Energy. The Directors are recommending deleting the $500 per unit minimum purchase price requirement for the same general reasons, and also because under current and at least near term anticipated conditions, Lincolnway Energy may have difficulty selling additional units for more than $500 per unit.

One thing to keep in mind in considering those proposals is that both Section 4.16(e) and Section 5.7 of the Operating Agreement would remain in place. Under Section 4.16(e), no units can be issued to any director or officer of Lincolnway Energy in those capacities without the vote of the members. Under Section 5.7, no member is permitted to, in general, directly or indirectly own, hold or control more than 49% of the outstanding units of Lincolnway Energy at any time. No person will, therefore, generally be able to own more than 49% of the outstanding units without the approval of the members.

Lincolnway Energy currently has no plans to attempt to offer or sell any additional units, but, again, the Directors believe it is prudent to allow some flexibility for that possibility if the Directors determine it is in the best interests of Lincolnway Energy.

The proposals to amend the Operating Agreement are not tied together, so the members will be able to approve either or both of those proposals.

Those proposals are discussed in the "AMENDMENT OF SECTION 4.16(f) OF THE SECOND AMENDED AND RESTATED OPERATING Agreement--PROPOSAL 4" and "DELETION OF SECTION 4.16(g) OF THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT--PROPOSAL 5" Sections of the Proxy Statement, beginning on page 22 of the Proxy Statement.

It is important that your units be represented and voted at the meeting. The Directors therefore urge you to carefully review all of the materials, and then complete, sign and date your Ballot and promptly return it in the reply envelope that Lincolnway Energy will be mailing to you along with the Ballot on or around February 4, 2013. You can also print the Ballot off the website, and then return the Ballot to Lincolnway Energy. You should, however, first access and review all of the proxy materials on the website before printing off and sending in your Ballot. In either case, your Ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on March 4 in order to be valid. This will also help ensure a quorum at the meeting and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation. If you return your Ballot before the meeting and decide that you want to change your vote, you can do so at any time before the voting results are announced at the meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 4 or by coming to the annual meeting and notifying any Director at any time before the voting results are announced at the meeting. In either case, you will be given another Ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 4. You also can, however, wait to vote by Ballot at the meeting.

On behalf of the Directors, I would like to thank you for your continued interest in the affairs of Lincolnway Energy, LLC, and we look forward to seeing you at the meeting.

Sincerely,

/s/ Jeff Taylor
Jeff Taylor, Chairman

LINCOLNWAY ENERGY, LLC

NOTICE OF ANNUAL MEETING OF MEMBERS
March 4, 2013

To the Members:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC that will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, on Monday, March 4, 2013, commencing at 6:30 p.m. to consider the five proposals set out in the Notice of Internet Availability of Proxy Materials that was sent along with this Notice and to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only members of record on January 23, 2013, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

Whether or not you expect to attend the meeting, the Directors urge you to please promptly complete, sign and date your ballot, and return the ballot to Lincolnway Energy. Your ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on March 4 in order to be valid. This will also help ensure a quorum at the meeting, and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation. If you return your ballot before the meeting and decide that you want to change your vote, you can do so at any time before the voting results are announced at the meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 4 or by coming to the annual meeting and notifying any Director at any time before the voting results are announced at the meeting. In either case, you will be given another ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 4. You also can, however, wait to vote by ballot at the meeting.

The Proxy Statement that is available on Lincolnway Energy's website describes in more detail the proposals to be voted upon at the meeting.

A copy of the 2012 Annual Report, which includes financial statements, is also available on Lincolnway Energy's website.

This Notice and a Notice of Internet Availability of Proxy Materials were mailed to the members on or around January 23, 2013. This Notice and the Notice of Internet Availability of Proxy Materials, along with a letter to the members from the Chairman, the Proxy Statement, the 2012 Annual Report and the ballot, were also posted under the "Investors" section of Lincolnway Energy's website on or around January 23, 2013.

The Directors determined to make all of the proxy materials available to the members on Lincolnway Energy's website in accordance with the rules of the Securities and Exchange Commission regarding the internet availability of proxy materials. The Notice of Internet Availability of Proxy Materials describes that process in more detail. The Directors took this approach because it will result in savings in administrative time and printing and mailing costs. If you want to receive a paper or email copy of the proxy materials, however, you can request one by following the procedures set out in the Notice of Internet Availability of Proxy Materials. You should indicate in your request if the request is just for this annual meeting or for all member meetings. If you make a request for a paper or email copy of the proxy materials for all member meetings, you will be provided with a paper or email copy for this annual meeting and all future member meetings until you revoke your request. The paper or email copy of the proxy materials will be provided at no cost. All of the proxy materials can also be printed off by you from the website. You should, however, in all events first access and review all of the proxy materials on the website before printing off and sending in your ballot. The ballot, along with a return envelope and another copy of the Notice of Internet Availability of Proxy Materials, will also be mailed to the members on or around February 4, 2013 as permitted by the regulations of the Securities and Exchange Commission.

By Order of the Directors,

Nevada, Iowa	/s/ Richard Johnson
January 23, 2013	Richard Johnson, Secretary

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PROXY STATEMENT FOR ANNUAL MEETING OF MEMBERS
TO BE HELD ON MARCH 4, 2013

GENERAL INFORMATION

This Proxy Statement is being provided by Lincolnway Energy, LLC in connection with the annual meeting of the members that will be held on March 4, 2013, commencing at 6:30 p.m., at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, and any adjournment or postponement thereof. If you need directions to the Holiday Inn Conference Center, please call Lincolnway Energy at (515) 232-1010.

The Notice of Internet Availability of Proxy Materials and the Notice of Annual Meeting of Members with respect to the annual meeting were first sent to the members on or around January 23, 2013. This Proxy Statement, the 2012 Annual Report and the Ballot, along with the two notices referenced in the preceding sentence and a letter to the members from the Chairman, were first posted on Lincolnway Energy's website on or around January 23, 2013. The Notice of Internet Availability of Proxy Materials and the Ballot will also be mailed to the members on or around February 4, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the proxy statement, ballot and annual report?

A:
The proxy statement, ballot and annual report are being provided to the members pursuant to the requirements of the proxy rules of the Securities and Exchange Commission and of Lincolnway Energy's Second Amended and Restated Operating Agreement.  In particular, the materials are provided to solicit your vote by the ballot on the five proposals to be voted upon by the members at the annual meeting and to invite you to attend the annual meeting.

Q:	Who is providing the proxy statement, ballot and annual report and soliciting for the ballot?

A:
The materials are being provided to you by Lincolnway Energy and the ballot is solicited on behalf of Lincolnway Energy and the directors of Lincolnway Energy.  In addition to the materials, Lincolnway Energy's directors or officers may use telephone, electronic or other means to request members to return their ballot or to attend the annual meeting.

Q:	Who is paying the costs of the solicitation?

A:	The cost of preparing and distributing the proxy materials and otherwise for the annual meeting will be paid by Lincolnway Energy.

Q:	Who are the notice of internet availability of proxy materials, notice of annual meeting, letter from the chairman, proxy statement, annual report and ballot being sent or made available to?

A:
The materials are being sent to everyone who was listed as a member of Lincolnway Energy in its books and records on January 23, 2013  January 23 is referred to as the "record date" for the annual meeting for purposes of the Second Amended and Restated Operating Agreement and the proxy rules of the SEC.  Only members of record on January 23 are entitled to notice of, and to vote at, the annual meeting.

Q:	What proposals will the members vote on at the annual meeting:

A:	The following five proposals will be voted on by the members:

Proposal 1:
To increase the number of directors of Lincolnway Energy from nine to ten. This proposal is discussed in the "INCREASE IN THE NUMBER OF DIRECTORS--PROPOSAL ONE" section of this proxy statement, commencing on page 4.

Proposal 2:
If Proposal One is approved by the members, the election of four directors to serve until the annual meeting of the members that will be held in 2016. If Proposal One is not approved by the members, then the election of three directors to serve until the annual meeting of the members that will be held in 2016. In either case, there are five nominees for those director positions. The five nominees are Greg Geoffroy, James Hill, Richard Johnson, F. Warren Pitcher and Kurt Olson. This proposal is discussed in the "Nominees For Election as a Director at the Annual Meeting--Proposal 2" section of this proxy statement, commencing on page 7.

Proposal 3:
The ratification of McGladrey LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2013. This proposal is discussed in the "RATIFICATION OF AUDITOR--PROPOSAL 3" section of this proxy statement, commencing on page 19.

Proposal 4:
To amend Section 4.16(f) of the Second Amended and Restated Operating Agreement to increase the number of units of Lincolnway Energy that Lincolnway Energy may issue without the prior approval of the members from 45,608 to 90,000. This Proposal is discussed in the "AMENDMENT OF SECTION 4.16(f) OF THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT--PROPOSAL 4" section of this proxy statement, commencing on page 22.

Proposal 5:
To delete Section 4.16(g) of the Second Amended and Restated Operating Agreement, to reletter the remaining subparagraphs in Section 4.16 and revise the internal references to subparagraphs within Section 4.16 accordingly, and to delete all references to Section 4.16(g) in all other sections of the Second Amended and Restated Operating Agreement. Section 4.16(g) provides that Lincolnway Energy cannot issue any units for a consideration or value of less than $500 per unit without the prior approval of the members. This proposal is discussed in the "DELETION OF SECTION 4.16(g) OF THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT--PROPOSAL 5" section of this proxy statement, commencing on page 23.

No member proposals will be able to be made or acted upon at the annual meeting, and no member action will otherwise be able to be taken at the annual meeting, other than voting on the above five proposals.

Q:	How many votes does each member have?

A:	Members are entitled to one vote for each unit that they hold.

Q:	How many units are outstanding?

A:	Lincolnway Energy has a single class of units. There were 42,049 units outstanding on the January 23 record date. Those units were held by 953 different members.

Q:	What constitutes a quorum for the annual meeting?

A:
The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting.  Since Lincolnway Energy has 42,049 outstanding units, at least 10,513 units need to be represented at the meeting in order for there to be a quorum. A member attending the annual meeting will be counted for establishing a quorum. A member who is not present at the meeting but who is voting by proxy or who property completed and timely returned a ballot to Lincolnway Energy will also be counted for establishing a quorum.

Q:	What is the voting requirement for the five proposals?

A:	If a quorum is represented at the annual meeting, the voting requirement for the five proposals is as follows

•
The vote of a plurality of the units that are voted on the election of the directors will be the act of the members on that proposal. A plurality vote means that the nominees who receive the highest number of votes will be elected to fill the director positions. If the proposal to increase the number of directors from nine to ten is approved by the members, four directors will be elected at the annual meeting, and the four nominees who receive the highest number of votes will be elected to the four director positions. If that proposal is not approved by the members, however, then only three directors will be elected at the annual meeting, and the three nominees who receive the highest number of votes will be elected to the three director positions. In either case, there will be five nominees for the director positions.

•
The vote of the members holding at least a majority of the units that are represented at the annual meeting will be the act of the members with respect to each of the other proposals, including the two proposals to amend the Second Amended and Restated Operating Agreement. If only the 10,513 units necessary to make a quorum were represented at the annual meeting, each of those proposals could be approved by the members holding 5,257 units.

Votes withheld and abstentions and broker non-votes represented at the annual meeting will be counted for quorum purposes, but will not be counted as votes cast for or against any of the proposals to be voted upon at the annual meeting.

Q:	When must my ballot be received by Lincolnway Energy in order to be valid and how must the ballot be completed in order to be valid?

A:
A ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on March 4, 2013 in order to be valid or be delivered at the annual meeting before the voting results are announced at the annual meeting. The ballot must also be signed and dated, and properly completed, in order to be valid. If a ballot is signed, dated, properly completed and timely returned, the units it represents will be voted at the annual meeting in accordance with the specifications provided in the ballot. As noted on the ballot, if you fail to properly complete your vote on any proposal or to specify in your ballot your vote on any of the proposals, you will be deemed to have abstained from voting on that particular proposal. A member abstaining on a proposal is counted for purposes of establishing a quorum for the annual meeting, but an abstention on a proposal will not be treated as either a vote for or a vote against the proposal. You should carefully review the ballot for other voting instructions.

Q:	Can a member revoke a ballot?

A:
A member who returns a ballot to Lincolnway Energy before the annual meeting, but wants to change the member's vote, can do so at any time before the voting results are announced at the annual meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 4 or by coming to the annual meeting and notifying any director at any time before the voting results are announced at the annual meeting. In either case, the member will be given another ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 4.

Q:	Will a vote be taken at the annual meeting?
A:
Members will be permitted to deliver their ballots at the annual meeting at any time before the voting results are announced at the annual meeting. Lincolnway Energy does not, however, contemplate calling for a vote on any of the proposals, and will instead tabulate the results of the voting by the ballots and announce the results near the conclusion of the annual meeting.

Q:	How can a member nominate director candidates or make a proposal for next year's annual meeting?

A:	This question is answered in the "MEMBER PROPOSALS FOR 2014 ANNUAL MEETING" section of this proxy statement, commencing on page 23.

You need to review this entire proxy statement and the ballot for further details and information.

INCREASE IN THE NUMBER OF DIRECTORS--PROPOSAL 1

One of the proposals to be presented to the members at the annual meeting is a proposal to increase the number of directors of Lincolnway Energy from nine to ten. The directors recommend a vote "FOR" this proposal.

This proposal is being made because the directors believe it would be beneficial to Lincolnway Energy to add a director who has science and chemistry background and experience, and because the directors have identified a person who has significant experience and background in those areas in Dr. Gregory Geoffroy. Dr. Geoffroy has worked as a consultant with Lincolnway Energy since March 1, 2012, but the directors believe it would be beneficial to have Dr. Geoffroy become a director because there will be an ongoing need for that type of experience for Lincolnway Energy and with respect to the ethanol and biofuels industry in general. The directors also believe from their experience with Dr. Geoffroy as a consultant that he would otherwise contribute and work well as a director.

The longer term objective of the directors with respect to the proposed additional director position would be to continue to fill the position with a person who has science and chemistry experience and background or other skill sets, experience and background that are helpful to Lincolnway Energy, while also maintaining the skill sets and experience and backgrounds that are provided by the persons currently serving as directors.

The directors of Lincolnway Energy are divided into three classes based upon their term of office, with each director serving until the third annual meeting of the members that follows the annual meeting at which the director was elected. The Second Amended and Restated Operating Agreement also provides that the number of directors in each class is to be as nearly equal in number as possible, and that in the event of an increase in the number of directors by the members, the directors shall designate the class of directors to which the additional position is to be assigned. Given that there are currently nine directors, there are currently three directors in each class. The directors have determined that if the proposal to increase the number of directors from nine to ten is approved by the members, the four directors elected at the annual meeting will then constitute one of the classes of the directors, to serve until the 2016 annual meeting of the members, and the other two classes will each continue to be comprised of three directors.

ELECTION OF DIRECTORS

General Background; Nomination Process.

Lincolnway Energy currently has nine directors, who are elected by the members of Lincolnway Energy. Each director is elected to a three year term and until his or her successor is elected and qualified. The terms of the directors are staggered, so that the term of three directors expire in one year, three expire the next year, and three expire the following year. The terms of the directors expire at the annual meeting of the members.

The term of three directors will expire at the annual meeting, so one of the purposes of the annual meeting is to elect three directors for Lincolnway Energy. As noted above in this proxy statement, however, one of the proposals to be voted upon by the members is to increase the number of directors from nine to ten. If that proposal is approved, four directors will be elected at the annual meeting. In either case, the directors who are elected at the annual meeting will each serve a three term and until their successor is elected and qualified. The five nominees for the director positions are identified below.

Lincolnway Energy has three processes by which an individual can be nominated for election as a director. Those processes are set out in Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy.

One of those processes requires nominations from the directors or a nominating committee established by the directors. Section 4.3 of the Second Amended and Restated Operating Agreement provides that the directors, or a nominating committee established by the directors, shall prepare a list of nominees for each director position to be filled at the next annual meeting of the members. Lincolnway Energy has a nominating committee, and the nominating committee, with the unanimous approval of the directors, has nominated four individuals as candidates for election as a director at the annual meeting.

Another process authorized by Section 4.3 of the Second Amended and Restated Operating Agreement is that the directors may, pursuant to an agreement with any person, permit the person to designate a nominee or nominees for election as a director. There is not currently any such agreement.

The other process provided for in Section 4.3 of the Second Amended and Restated Operating Agreement allows any member or members owning at least five percent of the outstanding units to nominate any individual for election as a director by submitting a written nomination petition to Lincolnway Energy within the time period provided for in Section 4.3. The nominee must also provide Lincolnway Energy with the nominee statement contemplated by Section 4.3. One of the five director nominees was nominated pursuant to the member nomination process.

No nominations for any director position may be made from the floor at any meeting of the members.

Background and Experience of Directors.

The directors of Lincolnway Energy are elected by the members. The vote of the members is generally taken by ballot and without any discussion with or by the members at the annual meeting of the members.

Lincolnway Energy therefore does not know what specific experience, qualifications, attributes or skills of the current directors led any particular member or members to vote for any director. All of the current directors were, however, nominated by the nominating committee of the directors, and three of the nominees for election at the annual meeting that were nominated by the nominating committee are incumbent directors. The nominating committee, and the directors in considering the recommendations of the nominating committee, considered the experience, qualifications, attributes and skills set out in the following paragraphs and in the following biographies of the directors in reaching the conclusion that the directors should serve as a director and therefore be recommended to the members for election as a director at the annual meetings of the members at which the directors were elected to their current respective three year terms and in reaching the conclusion to recommend the three nominees who are incumbent directors for election at the March 4 annual meeting.

One factor that was considered and that applies to each director is that each director has gained substantial experience, knowledge and background regarding Lincolnway Energy's operations and the ethanol industry in general through their service as a director of Lincolnway Energy. Seven of the directors have served as a director since Lincolnway Energy was organized in May of 2004, and the other two directors have served since July 27, 2007.

Over that period of time, Lincolnway Energy, along with the ethanol industry in general and the economy as a whole, have experienced a wide range of political, economic and market circumstances, ranging from very favorable to very difficult circumstances. The directors have therefore gained valuable background and experience over a diverse range of circumstances that do not always occur over just an eight to nine year period of time.

Another factor that was considered and that applies to all of the directors is the training, educational and industry association opportunities that have been engaged in by the directors. For example, a majority of the directors have attended the Renewable Fuels Association annual conference and the Iowa Institute of Coops director training workshops. Those activities have given the directors additional experience and background both with respect to the ethanol industry and serving on the board of a company.

Another factor that was considered and that applies to each director is that each director has individual experience in operating a business through their own personal business endeavors that are discussed in the biographies below. Each director has also evidenced a willingness and ability in their individual businesses to consider and pursue innovative or new approaches, as well as a willingness and ability to assume leadership roles in those businesses and industries, all of which are attributes that are helpful in a still evolving and changing industry such as the ethanol industry.

Another practical consideration is that each director is willing to devote the time, which can be significant at times, that is necessary to serve as a director and on committees of the directors.

The biographies set out below provide some further information regarding the directors.

The experience, background and skill sets that led the nominating committee and the directors to include Greg Geoffrey as a nominee for director are discussed below in the "Nominees for Election as a Director at the Annual Meeting--Proposal 2" section of this proxy statement.

F. Warren Pitcher is also a nominee for election as a director at the annual meeting. Mr. Pitcher was nominated pursuant to the member nomination process that is set out in section 4.3 of the Second Amended and Restated Operating Agreement. A bio provided by Mr. Pitcher is also included below in the "Nominees for Election as a Director at the Annual Meeting--Proposal 2" section of this proxy statement.

Directors Continuing In Office After the Annual Meeting.

The following paragraphs provide some information regarding the directors whose term extends beyond the date of the annual meeting.

Brian Conrad. Brian Conrad has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2014. Brian served as the vice chairman of Lincolnway Energy from May, 2008 until February, 2011. Brian has been employed with Exelon Wind as Manager, Business Development since December 2010 and is involved in the development and acquisition of wind energy projects. Prior to Exelon Wind, Brian was employed with John Deere Credit from 1988 until December, 2010. Brian held various positions with John Deere Credit, including credit operations, and sales and marketing. His last position with John Deere Credit was Business Development Manager for the Western U.S. for John Deere Wind Energy. In that capacity, Brian was responsible for working with wind developers and negotiating the acquisition of wind projects. Exelon Wind purchased John Deere Wind Energy on December 10, 2010. Brian has an undergraduate degree in economics and business administration and a Masters in Business Administration. Brian provides, among other things, background and experience in sales, financing and acquisitions to the directors. Brian is 51.

Timothy Fevold. Tim Fevold has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2014. Tim served as the secretary of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008. Tim is currently chairman of Lincolnway Energy's Nominating and Company Governance Committee, and he also serves on the Audit Committee. Tim has been employed by Hertz Farm Management, based in Nevada, Iowa, since 1982, and is an accredited farm manager. He represents absentee landowners throughout Central Iowa. Tim has also been licensed as a real estate broker in Iowa since 1987. Tim brings, among other things, additional agriculture, real estate and farm management background and experience to the directors. Tim is 52.

Jeff Taylor. Jeff Taylor has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2014. Jeff served as the vice president/vice chairman of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008. Jeff has served as the chairman of Lincolnway Energy since May, 2008. Jeff has been self-employed as a farmer since 1988, and he owns and operates farms in Story County, Iowa. Jeff received a Bachelor of Science degree from Iowa State University in farm operations and agricultural studies. He is also serving as president of the Gilbert Education Foundation Board. He has served on the board since 2008 and has been serving as president since 2010. Jeff provides, among other things, agriculture and management background and experience to the directors. Jeff also completed board member and chairman certification from the Iowa Institute of Cooperatives. Jeff is 46.

William Couser. Bill Couser has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2015. Bill was the chairman of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008. He also served as the interim president and chief executive officer of Lincolnway Energy from May, 2004 until July 13, 2005. Bill has served as a director of Iowa Renewable Fuels Association for the past eight years, and he served as the president of the Iowa Renewable Fuels Association from January, 2004 to December, 2010. He is also serving as a director of the Iowa Cattlemen's Association and Iowa Institute for Coops. He has served as a director on those boards for the past five years. Bill has been self-employed as a farmer since 1977. His farming operations include row crops and cattle. Bill brings, among other things, additional agricultural and management background and experience to the directors. Bill also brings outside board and affiliations background and experience to the directors, including in the ethanol industry as noted above. Bill is 58.

Rick Vaughan. Rick Vaughan has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2015. Rick served as the General Manager of Prairie Land Cooperative from February 1995 until August of 2011. Prairie Land Cooperative merged with Innovative Ag Services on September 1, 2011. He became Co-CEO of Innovative Ag Services on September 1, 2011 and CEO in December, 2012. Innovative Ag Services is a farm supply business serving producers in grain marketing and services, agronomy products and services, feed manufacturing, diesel fuel and propane products and services. Rick brings, among other things, agricultural, cooperative, management and marketing experience and background to the directors. Rick is 53.

Terrill Wycoff. Terry Wycoff has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members that will be held in 2015. Terry has also served as the treasurer of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. Terry retired on March 31, 2012 from his employment at First National Bank, Ames, Iowa after 50 years of service. Terry's last position with First National Bank was Executive Vice President. He still serves as a member of the board of directors of First National Bank. Terry adds, among other things, background and experience in banking and finance to the directors. Terry is 70.

The three other directors are up for re-election, and similar information regarding those directors is provided in "Nominees for Election as a Director at the Annual Meeting--Proposal 2" below.

Nominees for Election as a Director at the Annual Meeting--Proposal 2.

The term of three directors will expire at the annual meeting, so three directors need to be elected at the annual meeting. As discussed above in this proxy statement, however, one proposal to be voted upon by the members is to increase the number of directors from nine to ten, and if that proposal is approved by the members, four director positions will need to be filled at the annual meeting.

The members must therefore vote on the election of directors for both of those possible circumstances, and the ballot is set up to require the members to vote for four nominees in the event the proposal to increase the number of directors from nine to ten is approved, and to require the members to vote for only three nominees if that proposal is not approved. If a member completes the ballot on voting for directors only for the circumstance in which the proposal to increase the number of directors from nine to ten is approved, but that proposal is not approved by the members, that member will be deemed to have abstained and withheld from voting for any of the nominees. Similarly, if a member completes the ballot on voting for directors only for the circumstance in which the proposal to increase the number of directors from nine to ten is not approved by the members, but such proposal is approved by the members, the member will be deemed to have abstained and withheld from voting for any of the nominees. It is therefore important that each member complete the ballot on voting for directors for both of those circumstances.

As noted, if the proposal to increase the number of directors from nine to ten is approved by the members, there will be four director positions to be filled at the annual meeting, and there will be five nominees to fill those four positions. In that circumstance, you cannot vote for more than four of the nominees. You can vote for less than four nominees, and, in that case, your vote for the nominee or nominees designated by you will be counted, and you will be deemed to have abstained and withheld from voting for all of the other nominees. If you vote for more than four of the nominees, or if you return your ballot but you do not vote for any of the nominees, you will be deemed to have abstained and withheld from voting for any of the nominees. You will still be deemed present for purposes of establishing a quorum for the annual meeting.

If the proposal to increase the number of directors from nine to ten is not approved by the members, then there will be three director positions to be filled at the annual meeting, and there will be five nominees to fill those three positions. In that circumstance, you cannot vote for more than three of the nominees. You can vote for less than three nominees, and, in that event, your vote for the nominee or nominees designated by you will be counted, and you will be deemed to have abstained and withheld from voting for all of the other nominees. If you vote for more than three nominees, or if you return your ballot but you do not vote for any of the nominees, you will be deemed to have abstained and withheld from voting for any of the nominees. You will still be deemed present for purposes of establishing a quorum for the annual meeting.

You should carefully review the ballot for other voting instructions.

In either event, the individuals who are elected to the director positions will each serve until the annual meeting of the members that will be held in 2016 and until their successors are elected and qualified.

The nominating committee of the directors, with the unanimous approval of the directors, has nominated James Hill, Richard Johnson, Kurt Olson and Gregory Geoffroy for election as a director at the annual meeting. F. Warren Pitcher is also a nominee for election as a director at the annual meeting pursuant to the member nomination process included in Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy.

The directors anticipate that all nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for any other nominee.

There must be at least twenty-five percent of the outstanding units represented at the meeting (in person or by proxy or ballot) in order for there to be a quorum for the annual meeting. If a quorum is represented at the annual meeting, the vote of a plurality of the units which are voted on the election of the directors will be the act of the members on that proposal. A plurality vote means that the nominees who receive the highest number of votes will be elected to fill the director positions. If the proposal to increase the number of directors from nine to ten is approved by the members, the plurality vote will mean that the four nominees who receive the highest number of votes will be elected to fill the four director positions, but if the members do not approve that proposal, then only three directors will be elected at the annual meeting, and a plurality vote in that case means that the three nominees who receive the highest number of votes will be elected to fill the three director positions.

The following paragraphs provide some information regarding the nominees for election as a director at the annual meeting. The nominees are presented in alphabetical order in the following paragraphs.

Gregory Geoffroy. Dr. Geoffroy received his B.S. in chemistry in 1968 from the University of Louisville. He served two years on active duty as an officer in the US Navy, and he did his graduate studies at the California Institute of Technology. After receiving his Ph.D. in chemistry in 1974, he joined the chemistry faculty at Penn State University. An accomplished teacher and research scientist with over 200 publications in organometallic chemistry and catalysis, he rose through the faculty ranks and served as Department Chair and Dean of the Eberly College of Science before moving to the University of Maryland, College Park in 1997 as senior Vice President and Provost. He was appointed President of Iowa State University in 2001 and served in that capacity until taking up his current position as Professor of Chemistry in 2012. He is currently teaching leadership courses in Iowa State's graduate program in higher education. He has been a member of the board of directors of Bankers Trust Co., Des Moines, Iowa since August, 2001, and of the board of directors of National Merit Scholarship Corporation, Chicago, Illinois, since November, 2008. He has also been a member and chair elect of the Board of Trustees of Ashford University since November, 2012. He has served as a consultant to Lincolnway Energy since March, 2012. Dr. Geoffroy would provide, among other things, science and chemistry and management experience to the directors. Dr. Geoffroy is 66.

James Hill. Jim Hill has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members. Following graduation from college, Jim worked in management at Northwestern Bell Telephone Company in various capacities in Minnesota. In 1969, he returned to the family farming and cattle feeding operation in Iowa. While farming and feeding cattle, Jim became involved in the cattle industry organizations, and he has served as chairman of the Iowa Beef Industry Council and as president of the Iowa Cattlemen's Association. He also served as president of the board of directors of the Ellsworth-Williams Coop during its merger with Prairie Land Coop. He has also served as an advisory council member for Farm Credit Services of America since approximately 1994. Jim brings, among other things, additional agricultural, management and outside board and industry association background and experience to the directors. Jim is 67.

Richard Johnson. Dick Johnson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members. He has served as the secretary of Lincolnway Energy since March, 2011. Dick was a self-employed certified public accountant from 2003 until his retirement in 2009. He has served as a director of a bank holding company, Ogden Bancshares, since 2006, and as a director of one of its subsidiaries, Ames Community Bank, since 2009. He served as a director of another Ogden Bancshares subsidiary, Vision Bank of Iowa, from 2006 until April, 2010. He also served as a director of EMC National Life Insurance Company (EMCNL) from 2003 until May, 2010. Dick has been a director and the treasurer of Petroleum Marketers Management Insurance Company (PMMIC) since 2000. Dick serves as chairman of the Capital/Shareholder Committee of Ogden Bancshares and is chairman of the audit committee for PMMIC. Dick served as the audit committee chair of EMCNL from 2003 until May, 2010, and as a member of the audit committee of Vision Bank of Iowa from 2006 until April, 2010. He also served as the elected auditor of the State of Iowa from 1979 to 2003. Dick completed a six year term on December 31, 2006 as a trustee of the Financial Accounting Foundation, which is the board that oversees and provides board member selection and funding of the national Accounting Standards Boards. Dick served as a member of the Iowa Accountancy Examining Board from January 2003 to May 2009. The Accountancy Board licenses and regulates certified public accountants and accounting practitioners in the State of Iowa. Dick brings, among other things, financial accounting experience, including audit committee experience, and outside board and association experience to the directors. Dick is 77.

Kurt Olson. Kurt Olson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members. Kurt served as the secretary of Lincolnway Energy from May, 2008 until February, 2011. He has served as the vice chairman of Lincolnway Energy since March, 2011. He graduated in 1978 from Iowa State University in ag-economics and has been actively involved in business operations and management of real estate in central Iowa for over 28 years. Kurt was employed with Litchfield Realty Company from 1987 to 2003. He served as the president of Litchfield Realty and its subsidiaries, AgServ Company and FarmLand Real Estate and Management, LC. The business of AgServ Company included a grain elevator, an agronomy supplier, a feed manufacturer and a soybean seed processor. In 2003, Kurt purchased Farmland Real Estate and Management, LC. Farmland Real Estate and Management, LC markets crop insurance and manages farmland. Kurt provides, among other things, agricultural, real estate and farm management background and experience to the directors. Kurt is 56.

F. Warren Pitcher. Warren Pitcher has been a member in Lincolnway Energy since the initial unit offering. He was raised on a farm west of Marshalltown and later moved to Nevada, Iowa, where he graduated from Nevada Senior High School. He graduated from Drake University with a degree in Business Administration and a minor in Economics and Secondary/Vocational Education. After graduating from college, he worked in administrative positions with International Harvester Credit Corp., Calvin Community Retirement Home, National Pork Producers Council (NPPC), and Ruan Leasing Corp. He also owned and operated an independent convenience store for 8+ years in Des Moines and taught at the Des Moines Area Community College (DMACC) for 16+ years as a Business Administration instructor, retiring in May, 2004. He and his wife, Claudia, have lived in West Des Moines for 40+ years. His experience serving as the Secretary/Treasurer of the National Pork Producers Council (1976-1980), combined with his other work experience and education, should provide him with a background and expertise that would be beneficial while serving on the board of directors of Lincolnway Energy. Warren is 69. This biography was provided to Lincolnway Energy for use in this proxy statement by Warren.

If the members approve the increase in the number of directors from nine to ten, the directors recommend the election of James Hill, Richard Johnson, Greg Geoffroy and Kurt Olson. If the members do not approve the increase in the number of directors, then the directors recommend the election of James Hill, Richard Johnson and Kurt Olson. In the latter circumstance, Lincolnway Energy contemplates continuing its consulting agreement with Dr. Geoffroy.

Director Independence.

The directors have determined that each of the directors, and each nominee for election as a director at the annual meeting, meet the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that each director and nominee for election as a director is free of any relationship that would interfere with his individual exercise of independent judgment.

Board Leadership Structure and Role in Risk Oversight.

Lincolnway Energy's board is currently comprised of nine directors. The directors elect, among other officers, a chairman and a vice chairman. The chairman presides over and acts as chairperson of all meetings of the directors and of the members, when present, and if the chairman is not present, the vice chairman services as chairperson of the director or member meeting in question.

The board also elects or appoints a secretary, a treasurer, a president and a chief financial officer.

Jeff Taylor is the chairman, Kurt Olson is the vice chairman and Kim Supercynski is the interim president and chief executive officer, so the same individual does not serve as both the chairman and the president.

The directors believe the leadership structure of the board and its officers is appropriate in the context of Lincolnway Energy's business and circumstances because it allocates the oversight of the business among the directors and the executive officers in a manner such that the day-to-day business is operated and overseen by qualified executive officers, who in turn report to the directors, who can then oversee the activities of those executive officers and the business as a whole.

The directors participate in the risk oversight of Lincolnway Energy primarily through reviewing and analyzing the reports and information provided to the directors by the executive officers and through the functions of the audit committee and the finance committee. Those committees are discussed in the "COMMITTEES OF THE DIRECTORS" section of this proxy statement. The directors believe this approach is consistent with the leadership structure of the board.

MEETINGS OF THE DIRECTORS; ATTENDANCE OF
MEMBER ANNUAL MEETINGS BY DIRECTORS

The directors held a total of 12 meetings (including regularly scheduled and special meetings) during the fiscal year ended September 30, 2012. During the fiscal year ended September 30, 2012, each director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of the directors on which the director served during the period that the director served.

Lincolnway Energy does not have any formal policy with regard to directors' attendance at annual meetings of the members. Lincolnway Energy does, however, encourage all of its directors to attend the annual meeting of the members, and all of the directors attended the last annual meeting of the members that was held on February 16, 2012.

MEMBER COMMUNICATIONS TO THE DIRECTORS

A member desiring to send any communication to the directors may do so in writing by either delivering the writing to Lincolnway Energy's principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, or by mailing the writing to that address, in either case, to the attention of the President. Lincolnway Energy will provide a copy of each such writing to each director.

COMMITTEES OF THE DIRECTORS

Nominating and Company Governance Committee.

Lincolnway Energy has a nominating and company governance committee ("nominating committee") which is to be comprised of not less than three directors. The members of the nominating committee since May 28, 2008 and through March 20, 2012 were Rick Vaughan, Terry Wycoff, Kurt Olson and Richard Johnson. On March 21, 2012, Tim Fevold replaced Rick Vaughan on the committee. The nominating committee held 3 meetings during the fiscal year ended September 30, 2012. All of the members of the nominating committee attended at least 75% of those meetings.

The nominating committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter is attached to this proxy statement as Appendix 1.

The general functions performed by the nominating committee are to:

•	oversee the governance of Lincolnway Energy, including the operations of the directors and its committees;

•	identify individuals qualified to become directors and recommend nominees for election as director;

•	monitor developments in corporate governance practices; and

•	oversee Lincolnway Energy's compliance with legal and regulatory requirements.

The nominating committee reviews with the directors the skills and characteristics that should be required of director nominees in the context of the current skill sets and characteristics of the existing directors and the circumstances of the business and operations of Lincolnway Energy at the time of the recommendation. The nominating committee attempts to determine the appropriate characteristics, skills and experiences for the directors as a whole and for individual directors, with the objective of having an overall board with diverse backgrounds and experience in business and public service, and not necessarily only in the ethanol industry. The nominating committee does not have a policy with regard to, and does not otherwise consider, diversity in identifying nominees for director, other than diversity in backgrounds and experience as otherwise discussed in this paragraph. The nominating committee considers the qualifications of individual director candidates with those thoughts in mind, and the characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to serve as a director. In evaluating the suitability of director candidates, the nominating committee takes into account many factors, including the individual's general understanding of marketing, finance and other disciplines relevant to the success of a company of the size and type of Lincolnway Energy in the then existing industry and general business environment; the individual's understanding of Lincolnway Energy's business and operations; the individual's educational and professional background; and the individual's personal accomplishments. The nominating committee evaluates each individual in the context of the directors as a whole, with the objective of recommending a group of nominees that may best help achieve success for Lincolnway Energy's business and represent member interests through the exercise of sound business judgment using the directors' diversity of experience.

In determining whether to recommend a director for re-election, the nominating committee also considers the director's past attendance at meetings and the director's participation in and contributions to the activities of the directors. All nominees recommended by the nominating committee are subject to approval by the directors.

The nominating committee will generally first look to the membership of Lincolnway Energy to identify possible director nominees. The nominating committee will consider and evaluate members for possible director nominees on its own, but will also consider any suggestions by other directors. The nominating committee also may, but is not required to, consider any suggestions for director nominees by any members. The nominating committee is not, however, required to only consider or to only nominate members as nominees for director, and the nominating committee is free to recommend any individual as a director nominee. Although Lincolnway Energy does not currently contemplate using any search firm or other outside parties to identify or evaluate or assist in identifying or evaluating director nominees, the nominating committee, with the approval of the directors, may retain search firms or other outside parties and approve payment of fees to those firms or parties.

The nominating committee, with the unanimous approval of the directors, has nominated four individuals for the director positions that need to be filled at the annual meeting. Those nominees are James Hill, Richard Johnson, Kurt Olson and Greg Geoffroy, James Hill, Richard Johnson and Kurt Olson are incumbent directors who are standing for re-election.

The members of Lincolnway Energy have the ability to nominate individuals for election as a director by following the procedures set forth in Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy. Under Section 4.3, any member or members owning at least 5% of the outstanding units may nominate an individual (including any such member) for election as a director by submitting a written nomination petition to Lincolnway Energy. The nomination petition must be on the form provided by Lincolnway Energy and must be received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question. In order to have the nominee included in Lincolnway Energy's proxy materials, Lincolnway Energy may, under Rule 14a-18 of the Securities and Exchange Commission, require the nominating member or members to, among other things, provide notice to Lincolnway Energy of the member's intent to do so on Schedule 14N and to file that notice with the Securities and Exchange Commission within the time period set out in Rule 14a-18, which for purposes of the 2014 annual meeting is not later than September 27, 2013. (Rule 14a-18 became effective on November 15, 2010.) The nominee must provide Lincolnway Energy with a signed nominee statement in a form provided by Lincolnway Energy. The nominee statement will include the agreement of the nominee to serve as a director if elected and to prepare, execute and file all reports and documents, and to provide Lincolnway Energy with all information, as may be necessary or appropriate in order for Lincolnway Energy to comply with the Securities Exchange Act of 1934 and all related rules and regulations. The nomination petition from the members and the nominee statement from the nominee may also require all other information and agreements and representations that are determined to be necessary or appropriate by the directors or the President of Lincolnway Energy. A nominee properly nominated by the members will be included as a nominee for election as a director at the annual meeting in question, and the directors of Lincolnway Energy will not evaluate the qualifications of any such nominee. Any nomination petition or any nominee statement which is not fully completed and properly executed, or which is not received within the required time period or is not true or complete, may be rejected by Lincolnway Energy. A rejected nomination petition or nominee statement will be returned by Lincolnway Energy to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be.

The directors have the right to determine the slate (if any) on which any nominee shall be placed for purposes of the vote of the members.

F. Warren Pitcher was nominated for election as a director at the annual meeting by members pursuant to the nomination procedure set forth in Section 4.3 of the Second Amended and Restated Operating Agreement.

Section 4.3 of the Second Amended and Restated Operating Agreement also provides that the directors may, pursuant to agreement with any person, permit the person to designate a nominee or nominees for election as a director. There was no such agreement as of the date of the posting of this proxy statement on Lincolnway Energy's website.

Audit Committee.

Lincolnway Energy has an audit committee which is to be comprised of not less than three of the directors. The members of the audit committee since May 28, 2008 and through the date of the posting of this proxy statement on Lincolnway Energy's website were Richard Johnson, Tim Fevold, Rick Vaughan and Brian Conrad. The audit committee held 4 meetings during the fiscal year ended September 30, 2012. All of the members of the audit committee attended at least 75% of those meetings.

The audit committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter is attached to this proxy statement as Appendix 2.

The general function performed by the audit committee is to assist the directors in their oversight of the quality and integrity of the accounting, auditing and reporting practices of Lincolnway Energy. The audit committee's role includes overseeing the audit of Lincolnway Energy's financial statements and the work of Lincolnway Energy's internal accounting and financial reporting and internal auditing processes, and discussing with management Lincolnway Energy's processes to manage business and financial risk. The audit committee is responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to prepare or issue audit reports on Lincolnway Energy's financial statements and internal control over financial reporting. The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

The directors have determined that Richard Johnson is an audit committee financial expert, as that term is defined in the applicable regulations of the Securities and Exchange Commission. The directors have also determined that Mr. Johnson meets the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that Mr. Johnson is free of any relationship that would interfere with his individual exercise of independent judgment.

The report of the audit committee appears later in this proxy statement.

Human Resources and Compensation Committee.

Lincolnway Energy has a human resources and compensation committee ("compensation committee") which is to be comprised of not less than three directors. The members of the compensation committee from May 28, 2008 through March 20, 2012 were Kurt Olson, Bill Couser, Tim Fevold and Jim Hill. On March 21, 2012, Rick Vaughan replaced Tim Fevold on the committee. The compensation committee held 5 meetings during the fiscal year ended September 30, 2012. All of the members of the compensation committee attended at least 75% of those meetings.

The compensation committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter is attached to this proxy statement as Appendix 3.

The general functions performed by the compensation committee are the following:

•	Recommending to the directors the annual goals and objectives of the chief executive officer, chief financial officer, plant manager and director of grains;

•	Recommending to the directors the compensation of the directors and of the chief executive officer, chief financial officer, plant manager and director of grains;

•	Conducting and overseeing the performance evaluation of the executive officers of Lincolnway Energy;

•
Reviewing the chief executive officer's recommendations regarding the base salary and incentive compensation arrangement of the chief financial officer and the other key employees of Lincolnway Energy;

•	Recommending to the directors the policies that govern Lincolnway Energy's compensation programs, and overseeing any such programs as are adopted by the directors; and

•	Recommending to the directors any equity-based compensation and other benefit plans, and administering and overseeing any such plans that are adopted by the directors.

The compensation committee has the authority to retain outside advisors or consultants to assist the committee in carrying out its duties and responsibilities, but no such consultants were utilized during the fiscal year ended September 30, 2012.

The compensation committee report appears later in this proxy statement.

Finance Committee.

Lincolnway Energy has a finance committee which is to be comprised of not less than three directors. The members of the finance committee from May 28, 2008 through the date of the posting of this proxy statement on Lincolnway Energy's website were Terry Wycoff, Bill Couser, Brian Conrad and Jim Hill. The finance committee held 10 meetings during the fiscal year ended September 30, 2012. All of the members of the finance committee attended at least 75% of those meetings.

The finance committee has a charter. A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter is attached to this proxy statement as Appendix 4.

The general functions performed by the finance committee are to assist the directors in the oversight of Lincolnway Energy's financial performance, capital structure, financing, investment, tax, insurance, divestiture, merger and acquisition activities.

EXECUTIVE OFFICERS AND SIGNICANT EMPLOYEES

Officers of Lincolnway Energy.

The officers of Lincolnway Energy are elected annually by the directors at the annual meeting of the directors, and hold office until the next annual meeting of the directors and until their respective successors are elected. An officer may be removed by the directors at any time, with or without cause, subject to any employment agreement between Lincolnway Energy and the officer. Lincolnway Energy did not, however, have any written employment agreements with any officer as of the date of the posting of this proxy statement on Lincolnway Energy's website.

Some of the officers of Lincolnway Energy are identified above under "Directors Continuing In Office After The Meeting" and "Nominees for Election as a Director at the Annual Meeting--Proposal 2".

The only executive officer of Lincolnway Energy as of the date of the posting of this proxy statement on Lincolnway Energy's website was Kim Supercynski.

Kim Supercynski has served as the chief financial officer of Lincolnway Energy since October 29, 2005. She was appointed to serve as Lincolnway Energy's interim president and chief executive officer effective as of November 9, 2012. It is contemplated that Kim will continue in that role until a new president and chief executive officer is identified and retained by Lincolnway Energy. She served as the corporate controller for Garst Seed Company, located in Slater, Iowa, from approximately February 1996 to October 2005. Her responsibilities in that capacity included overseeing the accounting department. Garst Seed Company is an affiliate of Syngenta, Inc., which is a large international company that sells, markets and produces agricultural seed. Prior to working at Garst Seed Company, Kim was the controller for a third party administrator for employee benefit plans. She also has six years of experience working in public accounting. Kim is a certified public accountant and a certified treasury professional. Kim is 50.

Rick Brehm was with Lincolnway Energy from May 17, 2005 until November 9, 2012. Rick first served as the general manager, and he served as president and chief executive officer from July 13, 2005 until November 9, 2012.

Lincolnway Energy is in the process of seeking out and interviewing candidates for serving as president and chief executive officer of Lincolnway Energy.

Significant Employees of Lincolnway Energy.

Lincolnway Energy currently has three employees who Lincolnway Energy expects to make a significant contribution to its business, in addition to Lincolnway Energy's executive officer identified above. Those employees are Kristine Strum, David Sommerlot and Owen Shunkwiler. Lincolnway Energy does not have a written employment agreement with any of those employees.

Kristine Strum. Kris Strum has served as the controller for Lincolnway Energy since December 12, 2005. She was employed as a controller by Iowa Newspapers, Inc., in Ames, Iowa, from August, 1989 to December, 2005. Iowa Newspapers, Inc. is a newspaper publishing company. Kris is 46.

David Sommerlot. Dave Sommerlot has been Lincolnway Energy's plant manager since September 8, 2009. He was employed by Cargill, Inc. from 1976 to July 1985, working at Cargill, Inc.'s Iowa Protein Products Soy Specialties facility in Cedar Rapids, Iowa. He was transferred by Cargill, Inc. in July of 1985 to Bloomington, Illinois, where he served as the plant superintendent of Cargill, Inc.'s soy crushing facility. He was transferred again in September 1994 to Des Moines, Iowa, where he served as the plant superintendent for Cargill, Inc.'s oil processing facility until March 2009. Dave is 58.

Owen Shunkwiler. Mr. Shunkwiler was retained as Lincolnway Energy's director of grains on October 22, 2012. He manages Lincolnway Energy's in-house corn origination. Owen was employed by Cargill, Inc. from 1979 to 1994 as a country elevator location manager in Montana and Nebraska. He moved to Sioux City, Iowa to serve as the general manager of the Sioux City Livestock Market, and he served in that capacity from 1994 to 1996. He served as location manager for Archer Daniels Midland from 1997 until February 2002 in Iowa and Texas. Owen was employed by Poet in February 2002 as general manager of a dry mill ethanol plant, and he continued in that capacity until August 2011. Owen was a search consultant with Hedlin Ag Enterprises from March 2012 until October 2012, when he joined Lincolnway Energy. Owen is 56.

COMPENSATION OF DIRECTORS

Compensation paid to the directors of Lincolnway Energy is reviewed and determined by the directors.  The following table provides information concerning all compensation paid to the directors during the fiscal year ended September 30, 2012 ("Fiscal Year 2012") for services as a director and for services as an officer of Lincolnway Energy with respect to those directors who have also been elected to serve as officers.

Name	Fees Earned or Paid in Cash1,2 ($)
Jeff Taylor	$24,000	3

Kurt Olson	$19,200	4

Richard Johnson	$19,200	5

Terrill Wycoff	$19,200	6

Brian Conrad	$18,000

William Couser	$18,000

Timothy Fevold	$18,000

James Hill	$18,000

Rick Vaughan	$18,000

NOTES:

[1]	Amounts shown in this table reflect cash compensation paid to persons serving as directors of Lincolnway Energy at any time during Fiscal Year 2012.

[2]	Fees for service as a director were paid at the rate of $1,500 per month for Fiscal Year 2012. A director serving throughout the fiscal year received $18,000 in fees.

[3]	Includes fees of $6,000 for service as Chairman of Lincolnway Energy during Fiscal Year 2012.

[4]	Includes fees of $1,200 for service as Vice Chairman of Lincolnway Energy during Fiscal Year 2012.

[5]	Includes fees of $1,200 for service as Secretary of Lincolnway Energy during Fiscal Year 2012.

[6]	Includes fees of $1,200 for service as Treasurer of Lincolnway Energy during Fiscal Year 2012.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis.

The following discussion describes Lincolnway Energy’s compensation program for its executive officers and the process followed in determining their compensation for (“Fiscal Year 2012”).  These persons consist of:  (i) Richard Brehm, who served as President and Chief Executive Officer until November 9, 2012; (ii) Kim Supercynski, Interim President and Chief Executive Officer and Chief Financial Officer; and (iii) David Sommerlot, Plant Manager (these persons being referred to herein individually as an “Executive” and collectively as the “Executives”).  Details of the compensation provided to the Executives for Fiscal Year 2012 is set forth in the Summary Compensation Table (the “Compensation Table”) that follows this discussion.

Components of Compensation Program.  The compensation program for the Executives during Fiscal Year 2012 consisted of the following components:

•
Base Salary – each Executive received a base salary as reflected in the Compensation Table.  The purpose of the base salary was to provide a secure source of cash compensation for the Executive.  Base salary was paid in equal bi-weekly installments and was not contingent upon company performance.

•
Incentive Compensation Plan – an incentive compensation plan covered for all eligible employees of Lincolnway Energy, including the Executives, and provided the opportunity to earn additional compensation based on company profitability (the “Incentive Plan”).  The purpose of the Incentive Plan was to incentivize the Executives by placing a certain portion of their total available compensation at risk and awarding such compensation only in the event Lincolnway Energy was successful in generating a profit during Fiscal Year 2012  The Incentive Plan established a potential “bonus pool” equal to 3% of Lincolnway Energy’s net income for Fiscal Year 2012 (excluding, for purposes of calculating such net income, the amount of additional compensation paid under the Incentive Plan).  Together, the Executives were entitled to receive 39% of the potential bonus pool, subject to a maximum payment based on a specified percentage of each Executive’s base salary.  The remaining portion of the potential bonus pool (61%) was allocated to other eligible employees. No payments were made to the Executives under the Incentive Plan for Fiscal Year 2012, as Lincolnway Energy experienced a net loss for the year.

•
401(k) Plan Contributions – the Executives participated in the 401(k) Profit Sharing Plan sponsored by Lincolnway Energy (the “401(k) Plan”) and were entitled to receive employer contributions to their respective accounts.  The purpose of the 401(k) Plan is to provide a vehicle for employees to accumulate retirement savings, funded in part through employer contributions.  The 401(k) Plan is a defined contribution plan in which all employees of Lincolnway Energy are entitled to participate after meeting certain eligibility requirements.  Once eligible, participating employees, including the Executives, are entitled to make contributions to the 401(k) Plan from their own salaries as well as to receive employer contributions.  Employer contributions made on behalf of the Executives are shown in the Compensation Table.

Compensation Objectives and Policies.  The compensation program for the Executives is administered by the directors and reviewed on an annual basis.  The objective of the program is to provide a fair and competitive compensation package that will enable Lincolnway Energy to attract and retain talented executives who are expected to be instrumental in achieving company goals for growth and profitability and in positioning Lincolnway Energy to effectively compete in the rapidly evolving renewable fuels industry.  The directors believe that the compensation package must be competitive with financial arrangements provided to executive officers of other renewable fuels companies operating not only in Iowa, but throughout the midwestern United States.  The compensation package as adopted by the directors for Fiscal Year 2012 was designed to promote and reward both individual performance of the Executives and their collective performance as members of the management team.  Compensation related to individual performance was reflected primarily through the base salary established for each Executive.  Collective performance by the Executives as a management team was rewarded primarily through the Incentive Plan by selecting company profitability as the determinative factor for awarding additional compensation to the Executives.

In establishing the foregoing compensation program, the directors were guided by the policy that each Executive should be assured of receiving a fair base salary that is reflective of the Executive’s individual performance, experience and responsibilities within the organization, while at the same time providing an opportunity to receive additional compensation that is contingent upon the Executive’s ability to function as an effective member of the management team in achieving company profitability.

Compensation Process.  Decisions concerning the compensation of the Executives were made by the directors, based on recommendations received from the Human Resources and Compensation Committee of the board of directors (the “Compensation Committee”).  The process for establishing compensation paid to the Executives during Fiscal Year 2012 commenced with Mr. Brehm, who developed recommendations concerning the base salaries to be paid to the Executives, other than himself and the design of the Incentive Plan.  These recommendations were then presented to the Compensation Committee which reviewed them and received Mr. Brehm's input.  The Compensation Committee and Mr. Brehm worked together to evaluate possible ranges of compensation under the Incentive Plan and established the structure of the Incentive Plan, including the size of the bonus pool, the allocation of the pool among various classes of employees and the maximum payment each employee class was eligible to receive.  Recommendations of the Compensation Committee with respect to base salaries for each of the Executives and the design of the Incentive Plan were then transmitted to the board for review and ultimately approved by the directors after consideration at a board meeting. Mr. Brehm was granted discretion in determining whether to impose certain individual performance criteria in awarding additional compensation to the other Executives under the Incentive Plan.

Compensation Decisions for Fiscal Year 2012. The following discussion describes the manner in which each component of the compensation program for the Executives for Fiscal Year 2012 was established.

•
Base Salary for Chief Executive Officer – the rate of base salary paid to Mr. Brehm during Fiscal Year 2012 remained at the same level as the rate of base salary he received during Fiscal Year 2011. The decision to maintain his base salary at the same level was primarily a reflection of the director's judgment that Lincolnway Energy's financial performance during Fiscal Year 2011 was not sufficient to merit an increase in base salary.

•
Base Salaries for Other Executives – recommendations for base salaries to be paid to the other Executives were initially developed by Mr. Brehm and provided to the Compensation Committee for review.  In developing the recommendations, Mr. Brehm considered the level of the Executives’ responsibility within the organization and whether that role increased or remained the same during the year and the financial performance of Lincolnway Energy during the previous year.  Based on his consideration of the foregoing factors, Mr. Brehm recommended that Ms. Supercynski and Mr. Sommerlot not receive an increase in base salary for Fiscal Year 2012.  These recommendations were provided to the Compensation Committee which approved them after consultation of Mr. Brehm.  The recommendation was ultimately approved by the board.

•
Incentive Plan – the Incentive Plan as established for Fiscal Year 2012 followed the same basic structure as utilized since Fiscal Year 2009 when the arrangement was first adopted.  This structure reflected the view of the directors that additional compensation should be paid to the Executives only in the event Lincolnway Energy earned a profit for the year and, in addition, that the amount of additional compensation paid, if any, should be tied directly to the amount of profits earned.  In determining to continue the Incentive Plan for Fiscal Year 2012, the Compensation Committee reviewed the size of the bonus pool, the allocation of the bonus pool among the various classes of employees and the maximum amount of additional compensation that could be received by each employee class.    Following this review, the Compensation Committee determined that the size of the bonus pool for Fiscal Year 2012 should continue to be established in an amount equal to 3% of company profits (before compensation expense related to payments under the Incentive Plan), with an allocation of 39% of the bonus pool to the Executives and the remaining 61% to other employees.  As in the past the allocation percentages among the various employee classes were based on the relative levels of responsibility within the organization.  Maximum payout amounts, ranging from the maximum of 8% of base salary for lower-level employees up to 25% of base salary for Mr. Brehm and 24% of base salary for the other Executives, were continued.  The higher levels of maximum compensation established for the Executives reflects the judgment of the Compensation Committee that these individuals, as the primary managers, have the potential for the most significant impact on company operations.  The additional compensation available to Mr. Brehm under the Incentive Plan was determined solely based on company profitability and his participation percentage in the bonus pool (subject to the maximum payment limitation). The Compensation Committee, however, determined that Mr. Brehm should have discretion in deciding whether to establish additional performance criteria in awarding additional compensation to the other Executives and, as noted in Note 1 to the Grants of Plan-Based Awards Table, Mr. Brehm did elect to impose certain task-based performance criteria for the other Executives.

•
401(k) Plan – all employees participating in the 401(k) Plan, including the Executives, were eligible to receive a matching employer contribution of 50% of the first 6% of an employee’s contribution from his or her base salary to the 401(k) Plan.  No additional discretionary employer contribution to the 401(k) Plan was made during Fiscal Year 2012.

Summary Compensation Table for Fiscal Years 2012, 2011 and 2010.

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executives during Fiscal Year 2012, as well as for the fiscal years ending September 30, 2011 and 2010 (“Fiscal Year 2011” and “Fiscal Year 2010”):  (i) Richard Brehm, in his capacity as the principal executive officer of Lincolnway Energy; (ii) Kim Supercynski, in her capacity as principal financial officer of Lincolnway Energy; and (iii) David Sommerlot, as the most highly-compensated executive of Lincolnway Energy (other than the principal executive officer and principal financial officer) whose compensation must be disclosed under rules of the Securities and Exchange Commission.

Name and Principal Position	Year1	Salary2 ($)	Bonus3 ($)	Non-Equity Incentive Plan Compensation4 ($)	All Other Compensation5 ($)	Total6 ($)
Richard Brehm	2012	$195,670	$—	$—	$10,166	$205,836
President & Chief Executive Officer	2011	$199,105	$18,000	$3,329	$6,694	$227,128
(Principal Executive Officer)	2010	$189,070	$8,500	$16,015	$7,845	$221,430

Kim Supercynski	2012	$117,541	$—	$—	$5,929	$123,470
Chief Financial Officer	2011	$120,023	$—	$2,497	$6,239	$128,759
(Principal Financial Officer)	2010	$112,761	$—	$12,030	$6,754	$131,545

David Sommerlot	2012	$114,462	$—	$—	$3,509	$117,971
Plant Manager	2011	$116,885	$—	$2,497	$3,867	$123,249
	2010	$102,807	$—	$12,030	$3,072	$117,909

NOTES:

[1]	Amounts shown in this table reflect compensation paid to or earned by each Executive during Fiscal Years 2012, 2011 and 2010.

[2]
Amounts reported in this column represent the base salary paid to each Executive during the fiscal year.  Notwithstanding that Lincolnway Energy operates on a fiscal year ending September 30, base salaries are established on a calendar year basis. Consequently, the base salary information contained in the table for each fiscal year represents a blending of the rates of base salary as in effect for the applicable portions of the two calendar years covered by the fiscal year commencing October 1 and ending September 30. During Fiscal Year 2011, there were 27 pay periods, compared to 26 pay periods for Fiscal Years 2010 and 2012.

[3]
Amounts reported under this column for Mr. Brehm consist of: (i) installments of $8,000 and $8,500 paid in Fiscal Year 2011 and Fiscal Year 2010, respectively, under a retention bonus arrangement; and (ii) a performance bonus of $10,000 paid on a discretionary basis during Fiscal Year 2011.

[4]
Amounts reported in this column for Fiscal Year 2011 and 2010 represent additional compensation paid to each Executive under the Incentive Plan.  No additional compensation was paid to any of the Executives under the Incentive Plan for Fiscal Year 2012, as Lincolnway Energy reported a net loss for the year.

[5]
Amounts reported in this column represent:  (i) contributions made by Lincolnway Energy to the 401(k) Plan for the account of each Executive during the fiscal year; and (ii) cash payments of $3,783 to Mr. Brehm and $2,260 to Ms. Supercynski for unused paid time off accrued during Fiscal Year 2012.  During Fiscal Year 2012, all employees participating in the 401(k) Plan, including the Executives, were eligible to receive a matching employer contribution equal to 50% of the first 6% contributed by an employee from his or her base salary for the fiscal year. No additional discretionary employer contribution to the 401(k) Plan was made during Fiscal Year 2012.

[6]	Amounts reported in this column represent total compensation paid to or earned by each Executive during the fiscal year.

Grants of Plan-Based Awards Table for Fiscal Year 2012.

The following table sets forth information concerning the additional compensation potentially available to the Executives during Fiscal Year 2012 under the Incentive Plan.

Name	Maximum Payout Under Incentive Plan Awards1,2

Richard Brehm	$48,918

Kim Supercynski	$28,210

David Sommerlot	$27,471
NOTES:

[1]
Amounts in this column represent the maximum amount of additional compensation that the Executive was eligible to earn during Fiscal Year 2012 under the Incentive Plan.  Under the Incentive Plan, Mr. Brehm was entitled to receive additional compensation equal to 12% of the bonus pool and the other Executives were each entitled to receive additional compensation equal to 9% of the bonus pool, subject to a maximum amount determined by a specified percentage of the Executive’s base salary and, in the case of the Executives other than Mr. Brehm, subject to certain additional performance criteria established for the Executive.  Mr. Brehm was entitled to receive additional compensation up to 25% of his base salary and the other Executives were each entitled to receive additional compensation up to 24% of their respective base salaries.  The amounts set forth in the table reflect, for each Executive, the specified percentage applied to the Executive’s base salary as in effect commencing October 1, 2011 through September 30, 2012.  The amount of additional compensation potentially available for Mr. Brehm was determined based solely upon size of the bonus pool and his participation percentage (12%) in the pool, subject to the maximum payment limitation.  For the other Executives, however, Mr. Brehm was granted discretion under the Incentive Plan to establish performance criteria in determining the amount of additional compensation to be awarded.  Mr. Brehm elected, in this regard, to establish for each of the other Executives individual task-based performance criteria that were unique to their particular job responsibilities.

[2]
The Incentive Plan did not designate a minimum amount of additional compensation that would be paid based on a certain level or “threshold” of company performance or a specified amount of additional compensation that would be paid based on achieving a “targeted” level of company performance.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

As of the date of the posting of this proxy statement on Lincolnway Energy's website, Lincolnway Energy did not have any compensatory plan or arrangement with any employee which results or will result in payments to the employee from the resignation, retirement or other termination of the employee's employment with Lincolnway Energy or from a change in control of Lincolnway Energy or a change in the employee's responsibilities following a change in control of Lincolnway Energy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee from May 28, 2008 through March 20, 2012 were Kurt Olson, Bill Couser, Tim Fevold and Jim Hill. On March 21, 2012, Rick Vaughan replaced Tim Fevold on the committee. The compensation committee makes recommendations to the directors regarding the compensation of the executive officers and the directors, so all of the directors participated in the consideration and establishment of the compensation of the executive officers and the directors for the fiscal year ended September 30, 2012. Jeff Taylor is the chairman of Lincolnway Energy, Kurt Olson is the vice chairman, Terry Wycoff is the treasurer and Richard Johnson is the secretary. Kurt Olson also served as the secretary of Lincolnway Energy from May 2008, until February 2011, at which time he became the vice chairman of Lincolnway Energy. Bill Couser has previously served as the interim president and as the chairman of Lincolnway Energy, and Tim Fevold has previously served as the secretary of Lincolnway Energy.

RATIFICATION OF AUDITOR--PROPOSAL 3

The directors and the audit committee have selected McGladrey LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2013, and the directors are asking the members to ratify that selection. McGladrey LLP has served as Lincolnway Energy's auditor since October 2005. Although the engagement, retention and supervision of Lincolnway Energy's auditor is within the authority of the directors and the audit committee, the directors consider the selection of the auditor to be an important matter of member concern and are submitting the selection of McGladrey LLP for ratification by the members as a matter of good corporate practice.

The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting. If a quorum is represented at the annual meeting, the affirmative vote of the members holding at least a majority of the units that are represented at the annual meeting (in person or by proxy or ballot) will be required for the ratification of the selection of McGladrey LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2013. The Directors recommend a vote FOR the proposal.

You should carefully review the ballot for voting instructions on this proposal.

One or more representatives of McGladrey LLP are expected to be present at the annual meeting and will have the opportunity to make a statement at the annual meeting if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following table presents fees for professional services rendered by McGladrey LLP for the audit of Lincolnway Energy's annual financial statements for the fiscal years ended September 30, 2011 and 2012 and fees billed for other services rendered by McGladrey LLP and its affiliate RSM McGladrey, Inc. during those periods:

	Year Ended September 30,
	2012	2011
Audit Fees	$80,600	$79,000
Tax Fees	$19,255	$24,000
Total	$99,855	$103,000

Audit Fees.  The audit fees were billed for the audit by McGladrey LLP of Lincolnway Energy's annual financial statements and review of the financial statements included in Lincolnway Energy's quarterly reports on Form 10-Q or services that are normally provided by McGladrey LLP in connection with statutory and regulatory filings or engagements.

Tax Fees.  The tax fees were billed for services rendered by McGladrey LLP or RSM McGladrey, Inc. for tax compliance, tax advice and tax planning.  The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1's.

Each specific engagement of McGladrey LLP and its affiliate RSM McGladrey, Inc is pre-approved by the audit committee of Lincolnway Energy.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of units of Lincolnway Energy as of January 23, 2013 by the following individuals:

•	Lincolnway Energy's directors;

•	Lincolnway Energy's interim president, chief financial officer, plant manager and director of grains;

•	Each nominee for election as a director at the annual meeting; and

•	Lincolnway Energy's directors and its interim president, chief financial officer, plant manager, and director of grains, as a group.
Three of the nominees for the director positions that are to be filled at the annual meeting are incumbent directors, and are James Hill, Richard Johnson and Kurt Olson. The listed individuals are not separately designated as nominees for election as a director in the following table.

Lincolnway Energy had 42,049 outstanding units on January 23, 2013

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class
William Couser, Director	413	[2]	.98%

Jeff Taylor, Director and Chairman	500	[3]	1.19%

Timothy Fevold, Director	101		.24%

Terrill Wycoff, Director and Treasurer	275		.65%

Brian Conrad, Director	553	[2]	1.32%

Rick Vaughan, Director	-0-		—%

James Hill, Director	250		.59%

Richard Johnson, Director and Secretary	140		.33%

Kurt Olson, Director and Vice Chairman	200		.48%

Richard Brehm, President and Chief Executive Officer	-0-		—%

Kim Supercynski, Chief Financial Officer	25	[4]	.06%

David Sommerlot, Plant Manager	-0-		—%

F. Warren Pitcher, Nominee for Director	41		.097%
All directors and executive officers as a group (excluding nominees for director)	2,457		5.84%

NOTES:

[1]	Unless otherwise indicated by a footnote, all of the units are directly owned by the listed individual or jointly owned with their spouse and are not pledged as security by the listed individual.

[2]	All of the units are pledged as security by the listed individual.

[3]	Fifty of the units are held by a trust for which Jeff Taylor serves as one of the trustees.

[4]	All of the units are owned by the spouse of the listed individual.

Rick Brehm served as Lincolnway Energy's general manager or president and chief executive officer from May 17, 2005 until November 9, 2012. Rick did not own any units of Lincolnway Energy during, or prior to, that time period.

To Lincolnway Energy's knowledge, as of the date of the posting of this proxy statement on Lincolnway Energy's website:

•
No person or group (as that term is used in Section 13(d)(3) of the Exchange Act) was the beneficial owner of more than 5% of Lincolnway Energy's  outstanding units, and no person or group held more than 5% of Lincolnway Energy's  outstanding units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.

AUDIT COMMITTEE REPORT

The directors have the ultimate authority for effective corporate governance, including the role of oversight of the management of Lincolnway Energy. The audit committee's general purpose is to assist the directors in fulfilling their responsibilities by overseeing the accounting and financial reporting processes of Lincolnway Energy, the audits of Lincolnway Energy's financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Lincolnway Energy's independent auditor, and the performance of Lincolnway Energy's internal accounting, financial reporting and auditing processes.

The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lincolnway Energy's financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Lincolnway Energy's system of internal control. Lincolnway Energy's independent auditor, McGladrey LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The audit committee has reviewed and discussed Lincolnway Energy's audited financial statements and related footnotes for the fiscal year ended September 30, 2012, and the independent auditor's report on those financial statements, with Lincolnway Energy's management and with McGladrey LLP. Management represented to the audit committee that Lincolnway Energy's financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee has discussed with McGladrey LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from McGladrey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey LLP's communications with the audit committee concerning independence, and has discussed with McGladrey LLP that firm's independence.

Based on the review and discussions referred to above, the audit committee recommended to the directors that the audited financial statements be included in Lincolnway Energy's Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard Johnson
Tim Fevold
Brian Conrad
Rick Vaughan

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the compensation discussion and analysis set forth above in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement with management, and, based on that review and discussion, recommended to the directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Kurt Olson
Bill Couser
Rick Vaughan
Jim Hill

AMENDMENT OF SECTION 4.16(f) OF THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT--PROPOSAL 4

Section 7.1 of the Second Amended and Restated Operating Agreement provides that Lincolnway Energy is authorized to issue an unlimited number of units, and Sections 7.1 and 9.4 provide that the directors shall determine the number of units to be issued to any existing or new member. Section 4.16(f) of the Second Amended and Restated Operating Agreement provides, however, in general, that the vote of the members is also needed for Lincolnway Energy to issue any units if, after the issuance, Lincolnway Energy would have more than 45,608 outstanding units. Section 4.16(f) is set out in Appendix 5 to this proxy statement.

One of the proposals is to amend Section 4.16(f) to increase the number of units that can be issued by Lincolnway Energy without the vote of the members from 45,608 to 90,000. Lincolnway Energy currently has 42,049 outstanding units, so under the existing Section 4.16(f), Lincolnway Energy can issue an additional 3,559 units without the approval of the members. If Section 4.16(f) is amended as proposed, Lincolnway Energy would be able to issue an additional 47,951 units without member approval.

The directors are recommending the amendment to Section 4.16(f) because the directors believe that it would be prudent for Lincolnway Energy to have the flexibility to issue additional units given the difficult economic circumstances experienced by Lincolnway Energy and the ethanol industry as a whole during most of 2012 and that may continue into and through 2013. The issuance and sale of additional units would be one means of raising additional funds for Lincolnway Energy should that become necessary or advisable. The increase would also allow flexibility to consider the issuance of units in connection with any joint ventures or other business relationships that might be considered by Lincolnway Energy.

Although the proposed amendment would increase the number of units that Lincolnway Energy could issue without the vote of the members, both Section 4.16(e) and Section 5.7 of the Second Amended and Restated Operating Agreement would remain in place. Under Section 4.16(e), no units can be issued to any director or officer of Lincolnway Energy in those capacities without the vote of the members. Under Section 5.7, no member is permitted to, in general, directly or indirectly own, hold or control more than 49% of the outstanding units of Lincolnway Energy at any time. No person will, therefore, generally be able to own more than 49% of the outstanding units without the approval of the members. Section 4.16(e) and Section 5.7 of the Second Amended and Restated Operating Agreement are set out in Appendix 5 to this proxy statement.

Lincolnway Energy currently has no plans to attempt to offer or sell any additional units, but, again, the directors believe it is prudent to allow some flexibility for that possibility if the directors determine it is in the best interests of Lincolnway Energy.

As discussed in the following section of this proxy statement, the directors are also recommending the deletion of Section 4.16(g) from the Second Amended and Restated Operating Agreement. The proposals to amend Section 4.16(f) and to delete Section 4.16(g) are not tied together, so the members will be able to approve either or both of those proposals.

If the proposal to amend Section 4.16(f) is approved by the members, an Amendment to the Second Amended and Restated Operating Agreement in substantially the form attached to this proxy statement as Exhibit "A" will be executed by a director of Lincolnway Energy, as attorney-in-fact for the members. If the proposal to delete Section 4.16(g) from the Second Amended and Restated Operating Agreement is not approved, Sections 1(b), (c), (d) and (e) of the Amendment attached to this proxy statement as Exhibit "A" will be deleted.

DELETION OF SECTION 4.16(g) OF THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT--PROPOSAL 5

One of the proposals is to delete Section 4.16(g) from the Second Amended and Restated Operating Agreement. Section 4.16(g) provides, in general, that Lincolnway Energy cannot issue any units for consideration or value of less than $500 per unit. If the proposal to delete Section 4.16(g) is adopted, Section 4.16 of the Second Amended and Restated Operating Agreement will also be amended to reletter the remaining subparagraphs in Section 4.16 and to revise the internal references to subparagraphs within Section 4.16 accordingly, and all references to Section 4.16(g) in all other sections of the Second Amended and Restated Operating Agreement will be deleted. The latter changes are not substantive in nature, and are rather clean up type changes. Section 4.16(g) is set out in Appendix 5 to this proxy statement.

The directors are recommending deleting the $500 per unit minimum purchase price requirement set out in Section 4.16(g) for the same general reasons proposed for the amendment of Section 4.16(f) of the Second Amended and Restated Operating Agreement, which are set out above, and also because under current and at least near term anticipated conditions, Lincolnway Energy may have difficulty selling additional units for more than $500 per unit. The book value of a unit as of September 30, 2012 was $1,080 and units were sold pursuant to the Unit Matching Service on Lincolnway Energy's website during 2012 at a low of $450 per unit and a high of $500 per unit.

The proposal to delete Section 4.16(g) and to amend Section 4.16(f) of the Second Amended and Restated Operating Agreement are not tied together, so the members will be able to approve either or both of those proposals.

If the proposal to delete Section 4.16(g) is approved by the members, an Amendment to the Second Amended and Restated Operating Agreement in substantially the form attached to this proxy statement as Exhibit "A" will be executed by a director of Lincolnway Energy, as attorney-in-fact for the members. The relettering of subparagraphs, the revision of internal references to subparagraphs within Section 4.16, and the deletion of references to Section 4.16(g) in all other sections of the Operating Agreement that are necessary given the deletion of Section 4.16(g) are described in Sections 1(c), 1(d) and 1(e) of that Amendment. If the proposal to amend Section 4.16(a) is not approved, then Section 1(a) of the Amendment would be deleted.

MEMBER PROPOSALS FOR 2014 ANNUAL MEETING

Lincolnway Energy currently anticipates holding the annual meeting for 2014 in February, March or April of 2014.

In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy's proxy materials for the annual meeting of members to be held in 2014, the proposal must be received at Lincolnway Energy's principal executive office by no later than the close of business on September 27, 2013. Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy's proxy materials. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy's proxy materials.

Any member proposal, other than with respect to a nominee for election as a director, that is submitted outside the processes of Rule 14a-8 shall be also considered untimely unless received at Lincolnway Energy's principal executive office by no later than September 27, 2013.

Under Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy, any member or members owning at least five percent of the outstanding units may nominate any individual for election as a director at an annual meeting only if a fully completed and signed written nomination petition is received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question. The nomination petition must be on a form provided by Lincolnway Energy. In order to have the nominee included in Lincolnway Energy's proxy materials for the 2014 annual meeting of the members, Lincolnway Energy may, under Rule 14a-18 of the Securities and Exchange Commission, require, among other things, the nominating member or members to provide notice to Lincolnway Energy of the member's intent to do so on Schedule 14N and to file that notice with the Securities and Exchange Commission within the time period set out in Rule 14a-18, which for purposes of the 2014 annual meeting, is not later than September 27, 2013. The nominee must provide Lincolnway Energy with the nominee statement contemplated by Section 4.3 of the Second Amended and Restated Operating Agreement.

A member who wishes to submit a proposal or a nomination petition is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Second Amended and Restated Operating Agreement. Lincolnway Energy is not required to consider any proposal or nomination petition that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Second Amended and Restated Operating Agreement.

All proposals and nomination petitions should be directed to Lincolnway Energy's principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy's secretary. Lincolnway Energy suggests that proposals and nomination petitions be sent by certified mail, return receipt requested, or by another means that permits proof of the date of delivery.

OTHER MATTERS

The directors do not intend to bring any other business before the annual meeting, and no member proposals will be able to be made or acted upon at the annual meeting, so the only member action to be acted upon at the annual meeting will be the vote on the five proposals as described and provided in this proxy statement.

By order of the Directors,

/s/ Richard Johnson
Richard Johnson, Secretary

Nevada, Iowa
January 23, 2013

LINCOLNWAY ENERGY, LLC
BALLOT
ANNUAL MEETING OF MEMBERS
March 4, 2013

This Ballot is provided to you as a member of Lincolnway Energy, LLC ("Lincolnway Energy") in connection with the annual meeting of the members that will be held on March 4, 2013, commencing at 6:30 p.m., at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, and any postponements or adjournments thereof. If you need directions to the Holiday Inn, please call Lincolnway Energy at (515) 232-1010.

The units held by you will be voted in accordance with your specifications provided in this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy. You must complete, date and sign this Ballot. You can deliver this Ballot in person at the annual meeting. You can also deliver this Ballot to the principal office of Lincolnway Energy in person or by mail, but in either case, the Ballot must be received by Lincolnway Energy before 3:00 p.m. on March 4, 2013 in order to be valid and counted. If you return your Ballot before the annual meeting, and decide that you want to change your vote, you can do so at any time before the voting results are announced at the annual meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on March 4, 2013 or by coming to the annual meeting and notifying any director at any time before the voting results are announced at the annual meeting. In either case, you will be given another Ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on March 4, 2013. This Ballot is being given by you for the annual meeting and for any postponements or adjournments of the annual meeting.

This Ballot is solicited on behalf of the Directors of Lincolnway Energy.

Proposal 1-Vote on Increase in the Number of Directors of Lincolnway Energy from Nine to Ten

I hereby vote as follows with respect to the increase in the number of directors of Lincolnway Energy from nine to ten. The Directors recommend a vote "FOR" this proposal. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL):

☐	FOR	☐	AGAINST	☐	ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal. A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Proposal 2--Vote On Election of Directors

If Proposal 1 is approved by the members, four directors need to be elected. If the members do not approve Proposal 1, then only three directors need to be elected. You must vote on which nominees you desire to be elected as a director in both of those circumstances. If you complete this ballot for the election of directors only for the circumstance in which Proposal 1 is approved by the members, but Proposal 1 is not approved by the members, you will be deemed to have abstained from voting for any of the nominees. If you complete this ballot for the election of directors only for the circumstance in which Proposal 1 is not approved by the members, but Proposal 1 is approved by the members, you will also be deemed to have abstained from voting for any of the nominees. In either of those cases, you will be counted for quorum purposes, but your units will not be counted as votes cast for or against any of the nominees for director.

•
Circumstance Where Proposal 1 is Approved. If Proposal 1 is approved by the members, there are four director positions to be filled, and there are five nominees to fill those four positions. You cannot vote for more than four of the nominees. You can vote for less than four nominees, and, in that case, your vote for the nominee or nominees designated by you will be counted, and you will be deemed to have abstained and withheld from voting for all of the other nominees. If you vote for more than four nominees or if you do not vote for any of the nominees, you will be deemed to have abstained and withheld from voting for any of the nominees. An abstention or withholding will not be counted as a vote for or against a nominee, but you will still be deemed present for purposes of establishing a quorum for the annual meeting. The Directors recommend the election of James Hill, Richard Johnson, Kurt Olson and Greg Geoffroy in the circumstance where the members approve Proposal 1.

I hereby vote FOR the following nominees for director in the circumstance where Proposal 1 is approved by the members (TO VOTE FOR A NOMINEE PLACE AN "X" IN THE BOX NEXT TO THE NAME OF THE NOMINEE):

☐	Gregory Geoffroy	☐	James Hill	☐	Richard Johnson
☐	Kurt Olson	☐	F. Warren Pitcher

•
Circumstance Where Proposal 1 is Not Approved. In the event Proposal 1 is not approved by the members, then there are three director positions to be filled, and there are five nominees to fill those three positions. You cannot vote for more than three of the nominees. You can vote for less than three nominees, and, in that case, your vote for the nominee or nominees designated by you will be counted, and you will be deemed to have abstained and withheld from voting for all of the other nominees. If you vote for more than three nominees or if you do not vote for any of the nominees, you will be deemed to have abstained and withheld from voting for any of the nominees. An abstention or withholding will not be counted as a vote for or against a nominee, but you will still be deemed present for purposes of establishing a quorum for the annual meeting. The Directors recommend the election of James Hill, Richard Johnson and Kurt Olson in the circumstance where the members do not approve Proposal 1.

I hereby vote FOR the following nominees for director in the circumstance where Proposal 1 is not approved by the members (TO VOTE FOR A NOMINEE PLACE AN "X" IN THE BOX NEXT TO THE NAME OF THE NOMINEE):

☐	Gregory Geoffroy	☐	James Hill	☐	Richard Johnson
☐	Kurt Olson	☐	F. Warren Pitcher

Proposal 3-Vote On Ratification of Selection of Lincolnway Energy's Auditor

I hereby vote as follows with respect to the selection of McGladrey & Pullen, LLP to act as the auditor for Lincolnway Energy for the fiscal year ending September 30, 2013. The Directors recommend a vote "FOR" this proposal. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL)

☐	FOR	☐	AGAINST	☐	ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal. A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Proposal 4--Vote on Amendment of Section 4.16(f) of the Second Amended and Restated Operating Agreement

I hereby vote as follows with respect to amending Section 4.16(f) of the Second Amended and Restated Operating Agreement to delete both references to "45,608" in Section 4.16(f) and by substituting in both such places the number "90,000", and with such amendment to be evidenced by an amendment to the Second Amended and Restated Operating Agreement in form and content acceptable to the directors. The Directors recommend a vote "FOR" this proposal. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL):

☐	FOR	☐	AGAINST	☐	ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal. A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Proposal 5-Vote on Deletion of Section 4.16(g) of the Second Amended and Restated Operating Agreement

I hereby vote as follows with respect to deleting Section 4.16(g) of the Second Amended and Restated Operating Agreement, relettering of the remaining subparagraphs in Section 4.16 and the revision of the internal references to subparagraphs within Section 4.16 accordingly, and deleting all references to Section 4.16(g) in all other sections of the Second Amended and Restated Operating Agreement, and with such amendment to be evidenced by an amendment to the Second Amended and Restated Operating Agreement in form and content acceptable to the directors. The Directors recommend a vote "FOR" this proposal. (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL):

☐	FOR	☐	AGAINST	☐	ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal. A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Dated: __________________, 2013

[SIGNATURE BLOCK FOR INDIVIDUALS        [SIGNATURE BLOCK FOR ENTITY]
OR JOINT-BOTH parties must sign]            (Corporation, Partnership, Trust, IRA)

_________________________________________    _______________________________________
(Signature 1)                        (PRINTED Entity Name)
Printed Name 1:____________________________    _______________________________________
(Authorized Signature)

________________________________________    Printed Authorized Name:__________________
(Signature 2)
Printed Name 2: __________________________    Title:     ________________________________

APPENDIX 1

CHARTER OF THE NOMINATING AND COMPANY GOVERNANCE COMMITTEE
(As adopted on August 27, 2008)
(Reviewed and Amended 1/6/2011)
Purpose
The Nominating and Company Governance Committee (the "Committee") is appointed by the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company") to, among other things: (a) oversee the governance of the Company, including the operations of the Board and its Committees; (b) identify individuals qualified to become Board members: (c) recommend director nominees to the Board for each annual meeting of the members of the Company (the "Members"); (d) monitor developments in corporate governance practices and recommend modifications and improvements to the Principles and Practices of the Directors (the "Principles"); and (e) oversee the Company's compliance with legal and regulatory requirements.
Membership

•
The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair"). At least one member of the Committee shall also be a member of the Audit Committee of the Company.

•	The Board will have the sole authority to appoint and to remove the Chair and members of the Committee.

Independent Advice; Engagement of Consultants

•	The Committee, at its sole discretion and the Company's expense, may obtain advice and assistance from outside, independent legal, financial, accounting or other advisors.

•	The Committee shall have sole authority, at the Company's expense, to engage and terminate search firms or consultants retained for the purpose of identifying director candidates.

Committee Authority and Responsibilities
Among other things, the Committee shall:

•
Recommend and review Company governance principles, policies and programs designed to ensure the Company's compliance with high ethical standards and with all applicable legal and regulatory requirements (including those relating to equal employment opportunities, employee health and safety, product safety, environmental matters, conflicts of interest and other business practices that reflect upon the Company's role as a responsible corporate citizen) and report as needed on such compliance to the Board, which is the body responsible for overseeing the Company's ethical and legal compliance.

•
Coordinate the Board's annual review of the functioning and performance of the Board and its Committees, including: (a) assessing the size, composition and structure of the Board and its Committees; (b) the agenda and calendar of the Board and its Committees; (c) the information Directors receive; and (d) the Board's other processes and procedures.

•
Together with the Chair of each Committee, annually review and evaluate the Charter, operations and performance of each respective Committee, and, if necessary or appropriate, recommend changes to the Charter or Committee operations to the Board.

•
To review and approve the Human Resources and Compensation Committee, annual review of Company goals and objectives relating to the President and other senior management, evaluate the President's performance in light of those criteria, and oversee management development and succession planning for the President and other senior management positions.

•	Review and make recommendations to the Board with respect to Director compensation.

•	Recommend to the Board criteria for new Directors and establish guidelines to attempt to achieve appropriate diversity of perspective, background and experience on the Board.

•	In consultation with the Chairman, identify, screen, interview and recommend to the Board potential Director nominees, including those nominated by Members.

•	Oversee the orientation of new Directors and continuing education of Directors.

•	Coordinate the performance review of each incumbent Director at the time of his or her nomination for reelection, and make recommendations to the Board concerning such nomination.

•	Make recommendation to the board the slate of officers for the upcoming year.

•	In consultation with the Chairman, recommend to the Board the size, membership and chairs of the Board's Committees.

•	Monitor the need for changes in the Company's organizational structure.

•	Monitor and consider developments and best practices in corporate governance.

APPENDIX 2

CHARTER OF THE AUDIT COMMITTEE
(As adopted on August 27, 2008)
Reviewed with no revision 10/27/10
Purpose
The Audit Committee (the "Committee") of the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company") shall provide assistance to the Board in fulfilling the Board's responsibility to oversee: (a) the Company's accounting, auditing and reporting practices; (b) the qualifications, independence, performance and compensation of the independent auditors; (c) the Company's system of internal controls; (d) the Company's financial disclosure policies and practices; (e) the quality and integrity of the Company's financial statements; and (f) compliance by the Company with legal and regulatory requirements.
In carrying out its duties, the Committee shall maintain free and open communication with the Board, the independent auditors, and the members of management of the Company (collectively, "Management").
The Committee's role is one of oversight and it recognizes that Management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any special assurance as to the Company's financial statements or any professional certification as to the work of the independent auditors.
Membership

•	The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair").

•
The Board will have the sole authority to appoint and to remove the Chair and members of the Committee. The Board will appoint the Chair and the members of the Committee on an annual basis. The Board may request recommendations from the Nominating and Company Governance Committee.

•	Each Committee member must be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

•	The Board shall endeavor to have at least one Committee member be an "audit committee financial expert" as defined by Regulation S-K under the Securities Exchange Act of 1934.

•
If a Committee member serves on more than two other public companies' audit committees (including the Committee), the Board must determine that such simultaneous service does not impair the member's ability to serve effectively.

•	Directors' fees are the only compensation that Committee members may receive from the Company for service on the Committee.

•	The Board shall make all determinations as to whether a particular Director satisfies the requirements for membership on the Committee.

Meetings

•
Periodically, the Committee will meet separately with the independent auditors, and members of Management. Such private meetings will occur quarterly, or as requested by the Committee or the independent auditors. The Committee may ask members of Management or others to attend meetings and provide pertinent information as necessary.

Authority and Responsibilities
Among other items, the Committee shall:
Oversight of Independent Auditors

•
Have the sole authority, at the Company's expense, to: (a) appoint; (b) terminate; (c) compensate; and (d) oversee the Company's independent auditors, which shall report directly to the Committee. The Committee shall be responsible for the resolution of disagreements between Management and the independent auditors regarding financial reporting. The appointment of the Company's independent auditors shall be subject to ratification by the members of the Company.

•
Have the sole authority to approve, and shall approve in advance, all audit and non-audit engagements of the independent auditors. The Committee may delegate to one or more of its members the authority to grant approvals of audit and non-audit services, each of which shall be reported to the full Committee at its next meeting.

•	Review and evaluate the qualifications, performance and independence of the independent auditors, including its lead audit partner, and periodically present its conclusions to the Board.

•
At least annually, obtain and review a report by the independent auditors describing: (a) the internal quality-control procedures used by the independent auditors; (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues; and (c) all relationships between the independent auditors and the Company.

•
Consider whether or not there should be a regular rotation of the independent auditors, and monitor the periodic rotation of the independent auditors' lead partner, the audit partner responsible for reviewing the audit and other audit partners engaged in the audit, as required by law.

Internal Audit and Oversight of Internal Audit Function
Should an internal audit program be established, such program would be under the direction of the committee as follows:

•
Review of the adequacy, effectiveness and performance of the Company's internal control and internal audit function, and any special audit steps adopted in light of any material or significant control deficiencies.

•
Review any reports prepared by any internal auditors or the independent auditor regarding the effectiveness of the Company's internal control system, including information technology security and controls.

•
Understand the scope of any internal reviews and the independent auditor reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with Management's responses.

Financial and Disclosure Matters

•	Review critical accounting principles and financial statement presentations, including significant changes in the Company's selection or application of accounting principles.

•	Review and discuss the Company's reporting and disclosure policies.

•
Review and discuss with both Management and the independent auditors, prior to public disclosure, the Company's: (a) annual audited and quarterly financial statements; (b) Form 10-K and Form 10-Q reports, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and (c) annual reports to the members of the Company.

•	Review the scope of the annual audit conducted by the independent auditors, and the independent auditors' opinion rendered with respect to the annual financial statements.

•	Review and discuss with the independent auditors any audit problems or difficulties and other issues and recommendations identified by the independent auditors together with Management's responses.

•	Review with the independent auditors any restrictions on the scope of the independent auditors' activities or access to requested information, and any significant disagreements with Management.

•
Review with the independent auditors: (a) any accounting adjustments noted or proposed by the auditors that were not made (due to immateriality or otherwise); (b) any communications between the independent auditors and the auditors' national office with respect to significant issues presented by the engagement; and (c) any management letter issued, or proposed to be issued, by the independent auditors to the Company.

•	Review and discuss any earnings announcements, financial information or guidance as may be provided to any analysts, ratings agencies or the members of the Company.

•
Review legal, regulatory, environmental and other matters including any off-balance sheet or off-shore transactions that have or could have an impact on the financial structure or financial results of the Company, or any non-ordinary course of business financial transactions.

•	Review and discuss policies regarding risk assessment and risk management, and significant risks and exposures confronted by the Company and steps Management has taken to monitor and control them.

•
Review and analyze reports prepared by Management and/or the independent auditors concerning critical accounting policies and practices, and significant financial reporting issues and judgments or estimates made in connection with the preparation of the financial statements, including analysis of the effects of alternative generally accepted accounting principles methods on the financial statements.

•	Review the effect of regulatory and accounting initiatives on the financial statements of the Company.

Committee Governance/Other

•
Annually review and evaluate the Committee's charter and performance and, if necessary or appropriate, recommend changes to the Nominating and Company Governance Committee of the Board. This will be completed in December of each year at the year end audit meeting and 10K review.

•	Recommend to the Board hiring practices for employees or former employees of the independent auditors consistent with the Sarbanes-Oxley Act of 2002.

•	Conduct or authorize investigations into any matters within the Committee's scope of responsibility.

•	At its sole discretion and the Company's expense, obtain advice and assistance from outside legal, financial, accounting or other experts.

•
Report to the Board on the Committee's activities following each meeting of the Committee, including information related to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors and the performance of the internal audit function.

•	Prepare the audit committee report required to be included in the Company's annual proxy statement under the rules and regulations of the Securities and Exchange Commission.

•	Review any reports on internal controls in the Company's Annual Report on Form 10-K.

•
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including appropriate procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Monitor and consider implementation of best audit and control practices.

•	Meet jointly as appropriate with the Finance Committee to review and discuss matters relevant to both committees.

APPENDIX 3

CHARTER OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
(As adopted on August 27, 2008)
(Reviewed and Amended 11/17/2010)
Purpose
The Human Resources and Compensation Committee (the "Committee") is appointed by the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company"), to among other things: (a) discharge the Board's responsibilities relating to (i) compensation of the Company's executives, (ii) management development and (iii) executive benefits; and (b) produce an annual report on executive compensation for inclusion in the Company's Proxy Statement in accordance with the applicable Securities and Exchange Commission ("SEC") rules and regulations.
Membership

•	The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair").

•
The Board will have the sole authority to appoint and to remove the Chair and members of the Committee. The Board shall appoint the Chair and the members of the Committee on an annual basis, and the Board may request recommendations from the Nominating and Company Governance Committee.

Independent Advice; Engagement of Consultants

•
The Committee, at its sole discretion and the Company's expense, shall have the sole authority to obtain advice and assistance from independent legal, financial, accounting or other advisors, including but not limited to advisors retained to review the compensation of the president and chief executive officer (the "President") or any other officer of the Company (collectively, "Senior Management").

•
No compensation consultant will be engaged to assist in the evaluation for any member of Senior Management without the prior approval of the Committee, except that the President or other Senior Management may, in their discretion, engage compensation, benefit and other consultants to provide advice with respect to and assist with the development of broad-based compensation and benefit programs in which the President and other members of Senior Management participate on the same or similar basis as other employees of the Company.

Committee Authority and Responsibilities
Among other things, the Committee shall:

•	Develop and oversee a compensation philosophy for the Company that is performance-based and consistent with long-term strategic goals.

•
Develop criteria that will be used to evaluate the President's performance and conduct the President's evaluation in light of those criteria. The committee will solicit input from each of the Directors in connection with that evaluation, and share the results of the evaluation with the Board.

After discussion and approval by the Board, the Chairman's of the Human Resources and Compensation Committee and the Nominating and Company Governance Committee will meet with the President to discuss the evaluation.

•
In conjunction with the Nominating and Company Governance Committee, annually review and approve company goals and objectives relating to the President, and oversee management development and succession planning for the President's and other Senior Management positions.

•	Review the President's compensation on an annual basis and recommend, based upon the President's performance, his or her salary, bonus and other cash compensation to the Board for approval.

•
Annually review and approve goals and objectives relative to Senior Management; together with the President, evaluate Senior Management's performance in light of these criteria; and oversee management development and succession planning.

•
Approve the compensation (including salary, bonus, and other incentive compensation) to be paid to Senior Management, and authorize Senior Management to approve nonequity based awards to employees who are not members of Senior Management based upon criteria established by the Committee and approved by the Board.

•	Approve, if desired, the appropriate compensation peer group for comparison with the Company.

•	Approve compensation and benefit plans.

•
Oversee preparation of the Compensation Discussion and Analysis (CD & A) and other required compensation disclosures for the Company's Proxy Statement, and prepare and sign the related Compensation Committee report for the Company's Proxy Statement.

•	Review and coordinate Board review of the Company's compensation and benefits plans for alignment with Company objectives.

•	Annually review and evaluate the Committee's Charter, operations and performance and, if necessary or appropriate, recommend changes to the Nominating and Company Governance Committee of the Board.

•	Monitor and consider developments and best practices in human resource and compensation matters.

APPENDIX 4

CHARTER OF THE FINANCE COMMITTEE
(As adopted on August 27, 2008)
(Reviewed with no revision 9/15/10)
Purpose
The Finance Committee (the "Committee") of the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company") is appointed by the Board, among other things, to assist the Board with its oversight of the Company's financial performance, capital structure, financing, investment, tax, insurance, divestiture, merger and acquisition activities.
Membership

•	The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair").

•
The Board will have the sole authority to appoint and to remove the Chair and members of the Committee. The Board will appoint the Chair and the members of the Committee on an annual basis. The Board may request recommendations from the Nominating and Company Governance Committee.

Independent Advice; Engagement of Consultants
The Committee, at its sole discretion and the Company's expense, may obtain advice and assistance from independent legal, financial, accounting or other advisors.

Committee Authority and Responsibilities
Among other things, the Committee shall:

•
Review the Company's financial structure, including debt structure, ratings and covenants, any special purpose entities, any off-balance sheet or off-shore transactions that have or could have an impact on the financial structure of the Company or any non-ordinary course of business financial transactions.

•
Review the Company's financial policies and procedures, capital expenditures and capital expenditure budgets, and proposals for corporate financing (including the issuance, sale and repurchase of the Company's securities).

•	Review proposals for short-term and long-term borrowings.

•	Make recommendations to the Board concerning the declaration and payment of distribution to the members of the Company.

•
Review and evaluate any risks associated with the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodity prices and interest rates.

•
Coordinate the Board's review of proposals for, and monitor the performance of: (a) material investments and divestitures (including mergers, acquisitions, new business ventures, joint ventures, leasing transactions, real estate transactions, and other capital expenditures); and (b) other significant transactions that are not in the ordinary course of the Company's business.

•	Review and evaluate the Company's tax strategy, insurance coverage, and related matters.

•	Review the Director and Officer liability insurance held by the Company.

•	Coordinate the annual review of matters related to the Company's 401K plan.

•	Annually review and evaluate the Committee's Charter, operations and performance and, if necessary or appropriate, recommend changes to the Nominating and Company Governance Committee.

•	Monitor and consider developments and best practices in financing and financial structuring practices.

APPENDIX 5

Sections 4.16(e), 4.16(f), 4.16(g) and 5.7 of Second Amended
and Restated Operating Agreement

4.16    Member Action Required. Notwithstanding anything in this Agreement which may appear to be to the contrary, including Section 4.1, neither the Directors nor any officer of the Company shall take, or cause to be taken, any of the following acts or matters without the vote of the Members taken or otherwise obtained in accordance with Article 6:

. . .

(e)	the issuance of any Units to any Director or any officer of the Company in the individual's capacity as a Director or officer;

(f)
the issuance of any Units by the Company if, after giving effect to the issuance of the Units, the Company would have more than 45,608 outstanding Units; provided, however, that the Directors may from time to time authorize, approve and effectuate a split of the outstanding Units into a lesser or greater number of Units based upon a uniform multiple (a "Unit Split"), without the vote of the Members, in which event the 45,608 amount (or the then current such amount by reason of any prior Unit Splits) shall also be decreased or increased, as the case may be, by the same multiple that was utilized in the Unit Split;

(g)
the issuance of any Units for a consideration or value of less than $500 per Unit; provided, however, that in the event of a Unit Split, the $500 amount (or the then current such amount by reason of any prior Unit Splits) shall be increased or decreased, as the case may be, proportionately in accordance with the multiple that was utilized in the Unit Split;

. . .

5.7    Limitation on Ownership of Units. Notwithstanding any term or condition of this Agreement which may appear to be to the contrary, no Member shall, directly or indirectly, own, hold or control more than forty-nine percent (49%) of the outstanding Units at any time, unless the Member exceeds that percentage by reason of the Company redeeming or purchasing Units, but in that case, the Member shall not increase the number of Units owned, held or controlled by the Member.

For purposes of this Section, the term "control" means the right or ability to vote or direct the vote of any Units, whether pursuant to a proxy, voting agreement, voting trust, or otherwise.

For purposes of this Section, a Member shall be deemed to indirectly own, hold or control any and all Units which are owned or held by the Member's spouse or any of the Member's parents or minor children (including by adoption) (collectively, the "Relatives"), and by any entity of which any one or more of the Member or any Relative or Relatives owns or holds at least ten percent (10%) of the outstanding voting securities or equity of such entity.

The Company shall not be required to recognize or honor the ownership, holding or control of any Units which are owned, held or controlled in violation of this Section. Each Member shall provide the Company with all such information and documentation as is requested by the Company from time to time in order to determine whether the Member is in compliance with this Section, and each Member shall otherwise promptly and fully cooperate with the Company in this regard.

Notwithstanding the foregoing, this Section shall not be applicable to, and shall not otherwise limit or restrict, the solicitation and receipt of proxies, ballots or written consents or written actions by the Company or by any Director in the capacity as a Director.